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                              AMENDED AND RESTATED

                               TERM LOAN AGREEMENT

                                      AMONG

                            VECTRA TECHNOLOGIES, INC.


                             THE BANKS NAMED HEREIN

                                       AND

                                 BANQUE PARIBAS

                                    AS AGENT


                                       AND


                            BANQUE NATIONALE DE PARIS

                                AS MANAGING AGENT


                         DATED AS OF SEPTEMBER 20, 1995

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

                                TABLE OF CONTENTS

                                                                            PAGE

1.     DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
       1.1    Definitions. . . . . . . . . . . . . . . . . . . . . . . . . .   1

2.     AMOUNT AND TERMS OF CREDIT FACILITIES . . . . . . . . . . . . . . . .  18
       2.1    Tranche-A Facility . . . . . . . . . . . . . . . . . . . . . .  18
              (a)  General Provisions Relating to Tranche-A Loans. . . . . .  18
              (b)  Minimum Amount of Eurodollar Tranche-A Loan . . . . . . .  18
              (c)  Conversion or Continuation of Tranche-A Loans . . . . . .  18
       2.2    Tranche-B Facility . . . . . . . . . . . . . . . . . . . . . .  19
              (a)  General Provisions Relating to Tranche-B Loans. . . . . .  19
              (b)  Permitted Uses of Tranche-B Loans . . . . . . . . . . . .  19
              (c)  Notice of Borrowing for Tranche-B Loans . . . . . . . . .  20
              (d)  Disbursement of Funds for Tranche-B Loans . . . . . . . .  20
       2.3    Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
              (a)  Tranche-A Loan Notes. . . . . . . . . . . . . . . . . . .  21
              (b)  Tranche-B Loan Notes. . . . . . . . . . . . . . . . . . .  21
       2.4    Interest . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
       2.5    Interest Periods . . . . . . . . . . . . . . . . . . . . . . .  22
       2.6    Voluntary Prepayments. . . . . . . . . . . . . . . . . . . . .  23
       2.7    Method and Place of Payment. . . . . . . . . . . . . . . . . .  23
       2.8    Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
       2.9    Interest Rate Unascertainable, Increased Costs, Illegality . .  24
       2.10   Funding Losses . . . . . . . . . . . . . . . . . . . . . . . .  25
       2.11   Increased Capital. . . . . . . . . . . . . . . . . . . . . . .  26
       2.12   Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
       2.13   Statement from Banks . . . . . . . . . . . . . . . . . . . . .  27

3.     CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . . . . . . . . . .  28
       3.1    Conditions Precedent to Loans. . . . . . . . . . . . . . . . .  28
              (a)  Loan Documents. . . . . . . . . . . . . . . . . . . . . .  28
                   (i)   Amended and Restated Term Loan Agreement. . . . . .  28
                   (ii)  Notes.. . . . . . . . . . . . . . . . . . . . . . .  28
                   (iii) Reaffirmation of Security Agreement and Pledge. . .  28
                   (iv)  Reaffirmation of Guaranty . . . . . . . . . . . . .  28
                   (v)   Mortgages . . . . . . . . . . . . . . . . . . . . .  28
                   (vi)  Reaffirmation of Obligations. . . . . . . . . . . .  28
                   (vii) Side Letter Agreement . . . . . . . . . . . . . . .  29
                   (viii)Intercompany Security Agreement . . . . . . . . . .  29
                   (ix)  Waste Services Guaranty . . . . . . . . . . . . . .  29
                   (x)   Waste Services Security Agreement . . . . . . . . .  29

                                       i.

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                              TABLE OF CONTENTS
                                 (CONTINUED)

                                                                            PAGE

                   (xi)  Financing Statement . . . . . . . . . . . . . . . .  29
              (b)  Opinions of Counsel . . . . . . . . . . . . . . . . . . .  29
              (c)  Corporate Documents . . . . . . . . . . . . . . . . . . .  29
              (d)  Certified Resolutions, etc. . . . . . . . . . . . . . . .  29
              (e)  Officer's Certificate . . . . . . . . . . . . . . . . . .  30
              (f)  Receivables Facility. . . . . . . . . . . . . . . . . . .  30
              (g)  Insurance . . . . . . . . . . . . . . . . . . . . . . . .  30
              (h)  Lien Search Reports . . . . . . . . . . . . . . . . . . .  30
              (i)  Solvency Certificate. . . . . . . . . . . . . . . . . . .  30
              (j)  Title Insurance . . . . . . . . . . . . . . . . . . . . .  30
              (k)  Environmental Matters . . . . . . . . . . . . . . . . . .  30
              (l)  Fees and Expenses . . . . . . . . . . . . . . . . . . . .  31
              (m)  Consents, Licenses, Approval, etc . . . . . . . . . . . .  31
              (n)  Representations and Warranties. . . . . . . . . . . . . .  31
              (p)  No Injunction . . . . . . . . . . . . . . . . . . . . . .  31
              (q)  No Material Adverse Change. . . . . . . . . . . . . . . .  32
              (r)  Other Documents . . . . . . . . . . . . . . . . . . . . .  32
       3.2    All Tranche-B Loans. . . . . . . . . . . . . . . . . . . . . .  32
              (a)  Notice of Borrowing . . . . . . . . . . . . . . . . . . .  32
              (b)  No Default or Event of Default. . . . . . . . . . . . . .  32

4.     REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . . .  32
       4.1    Corporate Status . . . . . . . . . . . . . . . . . . . . . . .  32
       4.2    Corporate Power and Authority. . . . . . . . . . . . . . . . .  33
       4.3    No Violation . . . . . . . . . . . . . . . . . . . . . . . . .  33
       4.6    Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
       4.7    Projections. . . . . . . . . . . . . . . . . . . . . . . . . .  34
       4.8    Material Adverse Change. . . . . . . . . . . . . . . . . . . .  34
       4.9    Use of Proceeds; Margin Regulations. . . . . . . . . . . . . .  34
       4.10   Governmental Approvals . . . . . . . . . . . . . . . . . . . .  34
       4.11   Security Interests and Liens . . . . . . . . . . . . . . . . .  34
       4.12   Tax Returns and Payments . . . . . . . . . . . . . . . . . . .  34
       4.13   ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
       4.14   Investment Company Act; Public Utility Holding Company Act . .  35
       4.15   True and Complete Disclosure . . . . . . . . . . . . . . . . .  35
       4.16   Corporate Structure; Capitalization. . . . . . . . . . . . . .  36
       4.17   Environmental Matters. . . . . . . . . . . . . . . . . . . . .  36
       4.18   Patents, Trademarks, etc . . . . . . . . . . . . . . . . . . .  37

                                       ii.

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                              TABLE OF CONTENTS
                                 (CONTINUED)

                                                                            PAGE

       4.19   Ownership of Property. . . . . . . . . . . . . . . . . . . . .  37
       4.20   No Default . . . . . . . . . . . . . . . . . . . . . . . . . .  37
       4.21   Licenses, etc. . . . . . . . . . . . . . . . . . . . . . . . .  37
       4.22   Compliance with Law. . . . . . . . . . . . . . . . . . . . . .  37
       4.23   No Burdensome Restrictions . . . . . . . . . . . . . . . . . .  37
       4.24   Labor Matters. . . . . . . . . . . . . . . . . . . . . . . . .  38
       4.25   Nuclear Insurance Matters; etc . . . . . . . . . . . . . . . .  38

5.     AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . .  38
       5.1    Information Covenants. . . . . . . . . . . . . . . . . . . . .  38
              (a)  Quarterly Financial Statements. . . . . . . . . . . . . .  38
              (b)  Annual Financial Statement. . . . . . . . . . . . . . . .  38
              (c)  Monthly Financial Statements. . . . . . . . . . . . . . .  38
              (d)  Management Letters. . . . . . . . . . . . . . . . . . . .  39
              (e)  Budgets . . . . . . . . . . . . . . . . . . . . . . . . .  39
              (f)  Officer's Certificates. . . . . . . . . . . . . . . . . .  39
              (g)  Notice of Default or Litigation . . . . . . . . . . . . .  40
              (h)  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . .  40
              (i)  SEC Filings . . . . . . . . . . . . . . . . . . . . . . .  41
              (j)  Environmental . . . . . . . . . . . . . . . . . . . . . .  41
              (k)  Operating Performance Report. . . . . . . . . . . . . . .  42
              (l)  Press Releases. . . . . . . . . . . . . . . . . . . . . .  42
              (m)  Other Reports . . . . . . . . . . . . . . . . . . . . . .  42
              (n)  Change of Executive Officers. . . . . . . . . . . . . . .  42
              (o)  Approval Proceedings. . . . . . . . . . . . . . . . . . .  42
              (p)  Revocation, etc . . . . . . . . . . . . . . . . . . . . .  42
              (q)  Other Information . . . . . . . . . . . . . . . . . . . .  42
              (r)  Monthly Reports . . . . . . . . . . . . . . . . . . . . .  42
              (s)  Weekly Reports. . . . . . . . . . . . . . . . . . . . . .  43
       5.2    Books, Records and Inspections . . . . . . . . . . . . . . . .  43
       5.3    Maintenance of Insurance . . . . . . . . . . . . . . . . . . .  43
       5.4    Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
       5.5    Corporate Franchises . . . . . . . . . . . . . . . . . . . . .  44
       5.6    Compliance with Law. . . . . . . . . . . . . . . . . . . . . .  44
       5.7    Performance of Obligations . . . . . . . . . . . . . . . . . .  44
       5.8    Maintenance of Properties. . . . . . . . . . . . . . . . . . .  45
       5.9    Additional Collateral. . . . . . . . . . . . . . . . . . . . .  45

                                      iii.

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                              TABLE OF CONTENTS
                                 (CONTINUED)

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6.     NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . .  46
       6.1    Financial Covenants. . . . . . . . . . . . . . . . . . . . . .  46
              (a)  Leverage Ratio. . . . . . . . . . . . . . . . . . . . . .  46
              (b)  Interest Coverage Ratio . . . . . . . . . . . . . . . . .  47
              (c)  Fixed Charge Coverage Ratio . . . . . . . . . . . . . . .  47
              (d)  Minimum Consolidated Net Worth. . . . . . . . . . . . . .  48
              (e)  Capital Expenditures. . . . . . . . . . . . . . . . . . .  48
       6.2    Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . .  49
       6.3    Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
       6.4    Restriction on Fundamental Change. . . . . . . . . . . . . . .  51
       6.5    Sale of Assets . . . . . . . . . . . . . . . . . . . . . . . .  51
       6.6    Contingent Obligations . . . . . . . . . . . . . . . . . . . .  52
       6.7    Dividends. . . . . . . . . . . . . . . . . . . . . . . . . . .  52
       6.8    Advances, Investments and Loans. . . . . . . . . . . . . . . .  52
       6.9    Transactions with Affiliates . . . . . . . . . . . . . . . . .  53
       6.10   Limitation on Voluntary Patents and Modifications of
              Certain Documents. . . . . . . . . . . . . . . . . . . . . . .  54
       6.11   Changes in Business. . . . . . . . . . . . . . . . . . . . . .  54
       6.12   Certain Restrictions . . . . . . . . . . . . . . . . . . . . .  54
       6.13   Lease Payments . . . . . . . . . . . . . . . . . . . . . . . .  54
       6.14   Sales and Leasebacks . . . . . . . . . . . . . . . . . . . . .  54
       6.15   Plans. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
       6.16   Fiscal Year; Fiscal Quarter. . . . . . . . . . . . . . . . . .  55
       6.17   Provident. . . . . . . . . . . . . . . . . . . . . . . . . . .  55

7.     EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . .  55
       7.1    Events of Default. . . . . . . . . . . . . . . . . . . . . . .  55
              (a)  Failure to Make Payments. . . . . . . . . . . . . . . . .  55
              (c)  Breach of Representation or Warranty. . . . . . . . . . .  55
              (d)  Breach of Covenants . . . . . . . . . . . . . . . . . . .  56
              (e)  Default Under Other Agreements. . . . . . . . . . . . . .  56
              (f)  Bankruptcy, etc . . . . . . . . . . . . . . . . . . . . .  56
              (g)  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . .  57
              (h)  Security Documents. . . . . . . . . . . . . . . . . . . .  57
              (i)  Guaranty. . . . . . . . . . . . . . . . . . . . . . . . .  57
              (j)  Change of Control etc . . . . . . . . . . . . . . . . . .  57
              (k)  Judgments . . . . . . . . . . . . . . . . . . . . . . . .  57
              (l)  Environmental Matters . . . . . . . . . . . . . . . . . .  58
              (m)  Regulatory. . . . . . . . . . . . . . . . . . . . . . . .  58

                                       iv.

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                              TABLE OF CONTENTS
                                 (CONTINUED)

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       7.2    Rights and Remedies. . . . . . . . . . . . . . . . . . . . . .  58

8.     THE AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
       8.1    Appointment. . . . . . . . . . . . . . . . . . . . . . . . . .  58
       8.2    Delegation of Duties . . . . . . . . . . . . . . . . . . . . .  59
       8.3    Exculpatory Provisions . . . . . . . . . . . . . . . . . . . .  59
       8.4    Reliance by Agent. . . . . . . . . . . . . . . . . . . . . . .  59
       8.5    Notice of Default. . . . . . . . . . . . . . . . . . . . . . .  60
       8.6    Non-Reliance on Agent and Other Banks. . . . . . . . . . . . .  60
       8.7    Indemnification. . . . . . . . . . . . . . . . . . . . . . . .  61
       8.8    Agent in Its Individual Capacity . . . . . . . . . . . . . . .  61
       8.9    Successor Agent. . . . . . . . . . . . . . . . . . . . . . . .  61

9.     MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
       9.1    Payment of Expenses, Indemnity, etc. . . . . . . . . . . . . .  62
       9.2    Right of Setoff. . . . . . . . . . . . . . . . . . . . . . . .  63
       9.3    Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
       9.4    Successors and Assigns; Participation; Assignments . . . . . .  63
              (a)  Successors and Assigns. . . . . . . . . . . . . . . . . .  63
              (b)  Participation . . . . . . . . . . . . . . . . . . . . . .  63
              (c)  Assignments . . . . . . . . . . . . . . . . . . . . . . .  64
              (d)  Assignments to Purchasing Banks . . . . . . . . . . . . .  64
              (e)  Disclosure of Information . . . . . . . . . . . . . . . .  65
       9.5    Amendments and Waivers . . . . . . . . . . . . . . . . . . . .  65
       9.6    No Waiver; Remedies Cumulative . . . . . . . . . . . . . . . .  66
       9.7    Sharing of Payments. . . . . . . . . . . . . . . . . . . . . .  66
       9.8    Governing Law; Submission to Jurisdiction. . . . . . . . . . .  66
       9.9    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . .  67
       9.10   Effectiveness. . . . . . . . . . . . . . . . . . . . . . . . .  67
       9.11   Headings Descriptive . . . . . . . . . . . . . . . . . . . . .  67
       9.12   Marshalling; Recapture . . . . . . . . . . . . . . . . . . . .  67
       9.13   Severability . . . . . . . . . . . . . . . . . . . . . . . . .  67
       9.14   Survival . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
       9.15   Domicile of Loans. . . . . . . . . . . . . . . . . . . . . . .  68
       9.16   Limitation of Liability. . . . . . . . . . . . . . . . . . . .  68
       9.17   Calculations; Computations . . . . . . . . . . . . . . . . . .  68
       9.18   Waiver of Trial by Jury. . . . . . . . . . . . . . . . . . . .  68
       9.19   Washington Notice. . . . . . . . . . . . . . . . . . . . . . .  68

                                       v.

                    AMENDED AND RESTATED TERM LOAN AGREEMENT



     THIS AMENDED AND RESTATED TERM LOAN AGREEMENT is entered into as of September 20, 1995 by and among VECTRA TECHNOLOGIES, INC. (formerly known as Pacific Nuclear Systems, Inc.), a Washington corporation (together with its successors and assigns, the "BORROWER"), the Banks (as hereinafter defined), BANQUE PARIBAS, not in its individual capacity but solely in its capacity as the Agent, and BANQUE NATIONALE DE PARIS, not in its individual capacity but solely in its capacity as the Managing Agent.

                                    RECITALS

     A. The Borrower, the Banks, the Agent and the Managing Agent have entered into a Term Loan Agreement dated as of January 6, 1994, as amended by the First Amendment and Waiver to Term Loan Agreement dated as of March 29, 1994, the Amendment and Limited Waiver dated as of August __, 1994, the Third Amendment dated as of March 10, 1995, the Fourth Amendment dated as of May 23, 1995, the Fifth Amendment to Term Loan Agreement and First Amendment to Security Agreement and Intellectual Property Security Agreement dated as of June 30, 1995 and the Sixth Amendment to Term Loan Agreement and Limited Waiver dated as of August 8, 1995 (as so amended, the "Term Loan Agreement") pursuant to which the Banks advanced to the Borrower a term loan in the aggregate principal amount of $15,000,000 for the purpose of financing a portion of the purchase price of the Acquisition (as defined in the Term Loan Agreement).

     B. The Borrower has requested that the Banks make available an additional $3,000,000, in the form of a non-revolving bridge line, for the purpose of financing capital expenditures and, subject to the Required Bank's consent as set forth below, certain working capital needs.

     C. The Banks have agreed to make such credit available to the Borrower but only upon the terms and subject to the conditions and in reliance on the representations and warranties set forth below.

     D. This Agreement amends, restates and supersedes the Term Loan Agreement in its entirety.

                                       1.

1.   DEFINITIONS.

     1.1 DEFINITIONS. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural number the singular.

     "AFFILIATE" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to (i) vote 5% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

     "AGENT" shall mean Banque Paribas acting in its capacity as agent for the Banks and any successor agent appointed in accordance with SECTION 8.9.

     "AGENT'S OFFICE" shall mean the office of the Agent located at 2029 Century Park East, Suite 3900, Los Angeles, California 90067, or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

     "AGREEMENT" shall mean this Amended and Restated Term Loan Agreement as the same may from time to time hereafter be modified, supplemented or amended.

     "APPLICABLE MARGIN" for Tranche-A Loans shall mean, during any period for which the Applicable Leverage Ratio is within a range of Applicable Leverage Ratios set forth below, the following rates per annum applicable for the following Types of Loans (or portion thereof) opposite the range in which such Applicable Leverage Ratio appears:

                                            APPLICABLE MARGIN

APPLICABLE LEVERAGE RATIO       BASE RATE LOAN             EURODOLLAR
                                                         TRANCHE-A LOAN

Greater than or
    equal to 1.0 : 1                  1.5%                    2.5%

Less than 1.0 : 1                     1.0%                    2.0%

     As used in this definition, the term "APPLICABLE LEVERAGE RATIO" shall mean the Leverage Ratio as set forth and certified in the most recent certificate delivered by the chief financial officer of the Borrower pursuant to SECTION 5.1(f) hereof, and the Applicable

                                       2.

     Leverage Ratio shall change as and when the Leverage Ratio of the Borrower as so certified changes;

and, for Tranche-B Loans, shall mean 3.0% PER ANNUM for all Base Rate Loans.

     "APPROVALS" shall have the meaning provided in SECTION 4.21.

     "ASSIGNEE" shall have the meaning provided in SECTION 9.4(c).

     "BANKRUPTCY CODE" shall mean the Federal Bankruptcy Reform Act of 1978, as codified under Title 11 of the United States Code and the Bankruptcy Rules promulgated thereunder.

     "BANKS" shall mean the persons listed on Schedule 1 hereto and the persons which from time to time become a party hereto in accordance with SECTION 9.4(d).

     "BASE RATE" shall mean, at any particular date, the per annum rate of interest equal to the greater of (i) the rate of interest publicly announced by the Agent from time to time as its base rate or prime rate of interest and
(ii) the Federal Funds Rate plus 1/2 of 1% per annum.

     "BASE RATE LOAN" means a Loan that bears interest based on the Base Rate.

     "BASE RATE TRANCHE-A LOAN" shall mean the Tranche-A Loans (or a portion thereof) being maintained at a rate of interest based upon the Base Rate.

     "BASE RATE TRANCHE-B LOAN" shall mean the Tranche-B Loans being maintained at a rate of interest based upon the Base Rate.

     "BORROWER" shall have the meaning provided in the preamble to this Agreement.

     "BORROWING" shall mean the incurrence of the Loan and any conversion or continuation of the Loan or any portion thereof, having, in the case of Eurodollar Loans, the same Interest Period.

     "BUSINESS DAY" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in New York City and Los Angeles, California on a legal holiday or a day on which banking institutions are authorized or required by law or other government actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks for U.S. dollar deposits in the relevant interbank Eurodollar market.

     "CAPITAL EXPENDITURES" shall mean, for any period, the sum of
(i) expenditures (whether paid in cash or accrued as a liability, including the portion of Capitalized Leases originally incurred during such period that is capitalized on the consolidated balance sheet of the Borrower

                                       3.

and its Subsidiaries) by the Borrower and its Subsidiaries during such period that, in conformity with GAAP, are included in "CAPITAL EXPENDITURES" "additions to property, plant or equipment" or comparable items in the consolidated financial statements of the Borrower and its Subsidiaries, and (ii) to the extent not included in clause (i), the aggregate of all net non-current assets of businesses acquired by the Borrower and its Subsidiaries during that period, including all purchase price adjustments and all expenditures accounted for by the Borrower and its Subsidiaries as purchases of intangibles and licenses.

     "CAPITALIZED LEASE" shall mean (i) any lease of property, real or personal, the obligations under which are capitalized on the consolidated balance sheet of the Borrower and its Subsidiaries, and (ii) any other such lease to the extent that the then present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee.

     "CAPITALIZED LEASE OBLIGATIONS" shall mean all obligations of the Borrower and its Subsidiaries under or in respect of Capitalized Leases.

     "CASH EQUIVALENTS" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than ninety (90) days from the date of acquisition, (ii) time deposits and certificates of deposit of any Bank or any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 with maturities of not more than ninety (90) days from the date of acquisition,
(iii) fully secured repurchase obligations with a term of not more than seven
(7) days for underlying securities of the types described in clause (i) entered into with any bank meeting the qualifications specified in clause (ii) above, and (iv) commercial paper issued by the parent corporation of any Bank or any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 and commercial paper rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investor Services, Inc. and in each case maturing within ninety (90) days after the date of acquisition.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute and the Treasury Regulations proposed thereunder (to the extent Agent, in its sole discretion, reasonably determines that such proposed regulations set forth the regulations that apply in the circumstances).

     "COLLATERAL" shall mean all property and interests in property now owned or hereafter acquired in or upon which a Lien has been or is purported or intended to have been granted to the Agent or any Bank under any of the Security Documents.

     "COMMITMENT" shall mean, for each Bank at any given time, its Tranche-A Commitment and its Tranche-B Commitment.

                                       4.

     "CONSOLIDATED INTEREST EXPENSE" shall mean, for any fiscal period of the Borrower, the total interest expense (including, without limitation, capitalized interest, interest paid in kind and interest expense attributable to Capitalized Leases in accordance with GAAP) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED NET INCOME" for any period, means the net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis for such period (taken as a single accounting period) determined in accordance with GAAP; PROVIDED, that in determining Consolidated Net Income, there shall be excluded (i) gains (but not losses) resulting from the sale, exchange, transfer of other disposition of property or assets not in the ordinary course of business of the Borrower and its Subsidiaries and (ii) any other extraordinary or nonrecurring gains (but not losses) of the Borrower and its Subsidiaries.

     "CONSOLIDATED NET WORTH" shall mean, at any time, the sum of the amount by which the Consolidated Total Assets of the Borrower and its Subsidiaries exceeds the Consolidated Total Liabilities of the Borrower and its Subsidiaries at such time.

     "CONSOLIDATED TOTAL ASSETS" shall mean, at any time, all assets of the Borrower and its Subsidiaries on a consolidated basis at such time, as determined in accordance with GAAP.

     "CONSOLIDATED TOTAL INDEBTEDNESS" shall mean, at any time, all Indebtedness of the Borrower and its Subsidiaries on a consolidated basis at such time.

     "CONSOLIDATED TOTAL LIABILITIES" shall mean, at any time, all liabilities of the Borrower and its Subsidiaries on a consolidated basis at such time, as determined in accordance with GAAP.

     "CONTINGENT OBLIGATION" as to any Person shall mean any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (iv) to make payment for any products, materials or supplies or for any transportation or services regardless of the nondelivery or non-furnishing thereof or (v) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the

                                       5.

primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

     "CREDIT EXPOSURE" shall have the meaning provided in SECTION 9.4(b).

     "DEFAULT" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

     "DEFAULT RATE" shall have the meaning provided in SECTION 2.4(c).

     "DIVIDENDS" shall have the meaning provided in SECTION 6.7.

     "DOMESTIC LENDING OFFICE" shall mean, as to any Bank, the office of such Bank designated as such on Schedule 1 hereto, or such other office designated by such Bank from time to time by written notice to the Agent and the Borrower.

     "EARNINGS AVAILABLE FOR FIXED CHARGES" shall mean, with respect to any fiscal period of the Borrower, (i) EBITDA for such period, PLUS (ii) Operating Lease Rentals during such period MINUS (iii) Capital Expenditures of the Borrower and its Subsidiaries during such period (excluding capital investments in equipment or machinery made by the Borrower or one of its Subsidiaries in connection with a specific contract as long as such contract sets forth a specific amount to be paid to the Borrower or such Subsidiary to fully reimburse the Borrower or such Subsidiary for such capital investment).

     "EBITDA" shall mean, with respect to any fiscal period of the Borrower, the sum of (i) Consolidated Net Income for such fiscal period, PLUS (ii) depreciation and amortization expense to the extent deducted in determining Consolidated Net Income for such fiscal period, PLUS (iii) Consolidated
Interest Expense during such fiscal period, PLUS (iv) all income taxes paid or accrued during such fiscal period with respect to Consolidated Net Income for such period.

     "ENVIRONMENTAL AFFILIATE" shall mean, with respect to any Person, any other Person whose liability for any Environmental Claim such Person has or may have retained, assumed or otherwise become liable for (contingently or otherwise), either contractually or by operation of law.

     "ENVIRONMENTAL APPROVALS" shall mean any permit, license, approval, ruling, variance, exemption or other authorization required under applicable Environmental Laws.

     "ENVIRONMENTAL CLAIM" shall mean, with respect to any Person, any notice, claim, demand or similar communication (written or oral) by any other Person alleging potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties arising out of, based on or resulting from
(i) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned by such Person or

                                       6.

(ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

     "ENVIRONMENTAL ESCROW AGREEMENT" shall mean that Escrow Agreement entered into as of July 31, 1995 among Borrower and Westinghouse Electric Corporation through its Nuclear Services Division.

     "ENVIRONMENTAL LAWS" shall mean all federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

     "ERISA CONTROLLED GROUP" means a group consisting of any ERISA person and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control with such Person that, together with such Person, are treated as a single employer under regulations of the PBGC.

     "ERISA PERSON" shall have the meaning set forth in Section 3(9) of ERISA for the term "PERSON."

     "ERISA PLAN" means (i) any Plan that (x) is not a Multiemployer Plan and
(y) has Unfunded Benefit Liabilities in excess of $10,000 and (ii) any Plan that is a Multiemployer Plan.

     "EUROCURRENCY RESERVE REQUIREMENTS" shall mean, with respect to each day during an Interest Period for Eurodollar Loans, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Federal Reserve Board or other governmental authority or agency having jurisdiction with respect thereto for determining the maximum reserves (including, without limitation, basic, supplemental, marginal and emergency reserves) for eurocurrency funding (currently referred to as "EUROCURRENCY LIABILITIES" in Regulation D) maintained by a member bank of the Federal Reserve System.

     "EURODOLLAR BASE RATE" shall mean, with respect to each day during an Interest Period for Eurodollar Loans, the rate PER ANNUM (rounded upwards to the nearest whole multiple of one-sixteenth of one percent) equal to the offered quotation to first class banks in the interbank Eurodollar market by the Reference Bank two (2) Business Days prior to the beginning of such Interest Period at or about 11:00 A.M., Los Angeles time, for delivery on the first day of such

                                       7.

Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Loan of the Reference Bank to be outstanding during such Interest Period.

     "EURODOLLAR LENDING OFFICE" shall mean, as to any Bank, the office of such Bank designated as such on SCHEDULE 1 hereto, or such other office designated by such Bank from time to time by written notice to the Agent and the Borrower.

     "EURODOLLAR LOAN" means a Loan that bears interest based on the Eurodollar Rate.

     "EURODOLLAR RATE" shall mean with respect to each day during an Interest Period for Eurodollar Loans, a rate per annum determined for such day in accordance with the following formula (rounded upwards to the nearest whole multiple of 1/100th of one percent):

                    Eurodollar Base Rate
          ----------------------------------------
          1.00 - Eurocurrency Reserve Requirements

     "EURODOLLAR TRANCHE-A LOANS" shall mean the Tranche-A Loans (or a portion thereof) being maintained at a rate of interest based on the Eurodollar Rate.

     "EVENT OF DEFAULT" shall have the meaning provided in SECTION 7.

     "FEDERAL FUNDS RATE" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

     "FEDERAL RESERVE BOARD" shall mean the Board of Governors of the Federal Reserve System as constituted from time to time.

     "FEES" shall mean all amounts payable pursuant to SECTION 2.8.

     "FIXED CHARGES" shall mean, without duplication, for any period, the sum of
(i) all Consolidated Interest Expense for such period, PLUS (ii) scheduled payments due in such period for principal of the Loans and other permitted Indebtedness, PLUS (iii) all Capitalized Lease Obligations accrued during such period, PLUS (iv) Operating Lease Rentals during such period, PLUS (v) all income taxes paid in cash during such period PLUS (vi) all Dividends, if any, paid or payable by the Borrower with respect to Preferred Stock of the Borrower during such period.

                                       8.

     "GAAP" shall mean United States generally accepted accounting principles as in effect on the date hereof and consistent with those utilized in the preparation of the financial statements referred to in SECTION 4.5.

     "GSI" shall mean VECTRA Government Services Inc., a Delaware corporation and its successors.

     "GSI PURCHASE AGREEMENT" means that certain Receivables Purchase Agreement, dated as of January 6, 1994, between GSI and Receivableco, as the same has been and may be amended, modified, restated or supplemented from time to time with the consent of the Required Banks.

     "GUARANTORS" shall mean (a) each Subsidiary of the Borrower which may from time to time execute and deliver a counterpart of the Guaranty and (b) Waste Services as a party to the Waste Services Guaranty.

     "GUARANTY" means the Guaranty, dated as of January 6, 1994, among the Subsidiaries of the Borrower party thereto, in favor of the Agent, for the ratable benefit of the Banks, the Agent and the Managing Agent and the Interest Rate Providers

     "INDEBTEDNESS" of any Person shall mean, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade payables on terms of thirty (30) days or less incurred in the ordinary course of business of such Person),
(ii) all indebtedness of such Person evidenced by a note, bond, debenture or similar instrument, (iii) the principal component of all Capitalized Lease Obligations of such Person, (iv) the face amount of all letters of credit issued for the account of such Person and, without duplication, all unreimbursed amounts drawn thereunder, (v) all indebtedness of any other Person secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed, (vi) all Contingent Obligations of such Person, (vii) Unfunded Benefit Liabilities of the Borrower and its Subsidiaries and (viii) all payment obligations of such Person under any interest rate protection agreement (including, without limitation, any interest rate swaps, caps, floors, collars and similar agreements) and currency swaps and similar agreements.

     "INTELLECTUAL PROPERTY SECURITY AGREEMENT" shall mean the Intellectual Property Security Agreement, dated as of January 6, 1994, as amended by the Fifth Amendment to Term Loan Agreement and First Amendment to Security Agreement and Intellectual Property Security Agreement, dated as of June 30, 1995, between the Borrower and the Agent, for the ratable benefit of the Banks, the Agent and the Managing Agent and the Interest Rate Providers.

     "INTERCOMPANY ACQUISITION DEMAND NOTE" shall have the meaning provided in
SECTION 6.8(i).

                                       9.

     "INTERCOMPANY DEMAND NOTES" shall mean the Intercompany Demand Notes, dated as of January 7, 1994, delivered by each Subsidiary of the Borrower (other than Receivableco, VECTRA (U.K.), Provident and Waste Services) to the Borrower and indorsed and delivered to the Agent.

     "INTERCOMPANY SECURITY AGREEMENT" shall mean the Intercompany Security Agreement, dated as of January 6, 1994, as amended by that First Amendment to Intercompany Security Agreement, dated as of June 30, 1995, entered into by the Assignors (as defined therein) in favor of the Agent, as the assignee of the Borrower.

     "INTEREST PERIOD" shall have the meaning provided in SECTION 2.5(a).

     "INTEREST RATE PROVIDERS" shall mean each Bank which may from time to time provide interest rate protection to the Borrower that is permitted pursuant to
SECTION 6.2(d) hereof.

     "LEASEHOLD DOCUMENTS" shall mean all landlord consents, leasehold mortgages and other documents relating to the leasehold interests of the Borrower and its Subsidiaries delivered pursuant to the terms of the Security Agreement or the Subsidiary Security Agreement, in each case duly executed and delivered by each party thereto.

     "LEVERAGE RATIO" shall have the meaning provided in SECTION 6.1(a).

     "LIEN" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same effect as any of the foregoing and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction, domestic or foreign.

     "LOANS" shall mean an extension of credit made by any Bank pursuant to
SECTION 2 and may be a Base Rate Loan or Eurodollar Loan depending on the context.

     "LOAN DOCUMENTS" shall mean this Agreement, the Notes, the Guaranty, the Waste Services Guaranty, the Rate Hedging Agreements, the Side Letter Agreement and the Security Documents, as the same may from time to time have been, or may hereafter be, amended, modified, supplemented, renewed, extended, replaced or restated.

     "LOAN PARTY" shall mean and include the Borrower and each Guarantor.

     "MANAGING AGENT" shall mean Banque Nationale de Paris acting in its capacity as managing agent for the Banks.

     "MARGIN STOCK" shall have the meaning provided such term in Regulation U and Regulation G of the Federal Reserve Board.

                                       10.

     "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect upon (i) the business, operations, properties, profits, prospects or financial condition of the Borrower and its Subsidiaries taken as a whole or (ii) the ability of any Loan Party to perform, or of the Agent or any of the Banks to enforce, any of the Obligations.

     "MATERIALS OF ENVIRONMENTAL CONCERN" shall mean and include chemicals, pollutants, contaminants, wastes, toxic substances, radioactive materials and products, petroleum and petroleum products.

     "MORTGAGES" shall mean the Mortgage, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing, dated as of January 6, 1994, as the same has been or may be amended, and any and all replacements, extensions, substitutions and renewals thereof, executed by Services in favor of Agent, for the ratable benefit of the Banks, the Agent and the Managing Agent.

     "MULTIEMPLOYER PLAN" shall mean a Plan which is a "MULTIEMPLOYER PLAN" as defined in Section 4001(a)(3) of ERISA.

     "NET ISSUANCE PROCEEDS" shall mean, in respect of any issuance of debt or equity, cash proceeds and non-cash proceeds received or receivable in connection therewith, net of reasonable out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of the Borrower, except as are paid or payable to any such Affiliate upon fair and reasonable terms that are duly approved by the disinterested members of the Borrower's board of directors, fully disclosed to the Agent and no less favorable to the Borrower than would obtain in a comparable arm's length transaction with a Person not an Affiliate of the Borrower, such costs and expenses to be consistent with standard investment bank practices for similar issuances.

     "NOTE" shall mean any Tranche-A Note or any Tranche-B Note, and any and all replacements, extensions, substitutions and renewals of any such notes.

     "NOTICE OF CONVERSION OR CONTINUATION" shall have the meaning provided in
SECTION 2.1(c)(II).

     "OBLIGATIONS" shall mean all obligations, liabilities and indebtedness of every nature of the Borrower and each Subsidiary of the Borrower from time to time owing to the Agent, the Managing Agent or any Bank under or in connection with this Agreement or any other Loan Document.

     "OPERATING LEASE" shall mean any lease of any property (whether real personal or mixed) which is not a Capitalized Lease.

     "OPERATING LEASE RENTALS" shall mean all minimum or guaranteed net rental payments payable by the Borrower or any of its Subsidiaries under any Operating Lease, which payments

                                       11.

are properly charged or chargeable to Consolidated Net Income during such period in accordance with GAAP.

     "PARTICIPANT" shall have the meaning provided in SECTION 9.4(b).

     "PAYMENT DATE" shall mean the last day of each March, June, September and December of each year.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established under ERISA, or any successor thereto.

     "PERMITTED JOINT VENTURE" shall mean a joint venture entered into by the Borrower or its Subsidiaries which is created to develop or exploit the Enviroglass technology described on SCHEDULE 1.1 hereto.

     "PERMITTED LIEN" shall have the meaning provided in SECTION 6.3 hereof.

     "PERSON" shall mean and include any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or agency, department or instrumentality thereof.

     "PLAN" means any employee benefit plan covered by Title IV of ERISA, the funding requirements of which:

            (2) were the responsibility of the Borrower or a member of its ERISA Controlled Group at any time within the five years immediately preceding the date hereof,

            (3) are currently the responsibility of the Borrower or a member of its ERISA Controlled Group, or

            (4) hereafter become the responsibility of the Borrower or a member of its ERISA Controlled Group,

including any such plans as may have been, or may hereafter be, terminated for whatever reason.

     "PLANT SERVICES" means Plant Services, Inc., a Washington corporation.

     "PLANT SERVICES PURCHASE AGREEMENT" means the Stock Purchase Agreement dated as of June 30, 1995, among the Borrower, Services and Westinghouse Electric Corporation, through its Nuclear Services Division.

     "PLEDGE AGREEMENT" shall mean the Pledge Agreement, dated as of January 6, 1994, between the Borrower and the Agent, for the ratable benefit of the Banks, the Agent and the Managing Agent and the Interest Rate Providers.

                                       12.

     "PREFERRED STOCK" shall mean, with respect to any corporation, shares of such corporation which shall be entitled to preference or priority over any other shares of such corporation in respect Of either the payment of dividends or the distribution of assets upon liquidation.

     "PRO RATA SHARE" as to any Bank shall mean a fraction (expressed as a percentage), the numerator of which shall be the aggregate amount of such Bank's Commitments and the denominator of which shall be the Total Commitment.

     "PROVIDENT" shall mean Provident Union Insurance Company Limited, a Bermuda corporation and a wholly-owned Subsidiary of the Borrower, and its successors.

     "PURCHASED ASSETS" shall mean, collectively, "PURCHASED ASSETS" as defined in each of the Receivables Purchase Agreements.

     "PURCHASING BANKS" shall have the meaning provided in SECTION 9.4(d).

     "RATE HEDGING AGREEMENTS" shall mean any and all agreements, documents and instruments entered into between one or more Banks and the Borrower pursuant to which such Bank or Banks provide interest rate Protection to the Borrower permitted pursuant to SECTION 6.2(d) hereof.

     "REAFFIRMATION OF GUARANTY" shall mean the Acknowledgement of Amendment and Restatement of the Term Loan Agreement and Reaffirmation of Guaranty, dated as of even date with this Agreement, executed by the Guarantors party thereto, in favor of the Banks, the Agent, the Managing Agent and the Interest Rate Providers, reaffirming the validity and enforceability of the Guaranty.

     "REAFFIRMATION OF OBLIGATIONS" shall mean the Reaffirmation of Obligations, dated as of even date with this Agreement, executed by the Subsidiaries party thereto, in favor of the Banks, the Agent, the Managing Agent and the Interest Rate Providers, reaffirming the Subsidiaries' obligations under the Intercompany Demand Notes, the Intercompany Acquisition Demand Note, and the Security Documents to which each such subsidiary is a party.

     "REAFFIRMATION OF SECURITY AGREEMENT AND PLEDGE AGREEMENT" shall mean the Reaffirmation of Security Agreement and Pledge Agreement, dated as of even date with this Agreement, executed by the Borrower, in favor of the Banks, the Agent, the Managing Agent and the Interest Rate Providers, reaffirming the validity and enforceability of the Security Agreement and the Pledge Agreement.

     "RECEIVABLECO" shall mean VECTRA Nevada, Inc., a Nevada corporation, and its successors and assigns.

                                       13.

     "RECEIVABLECO BANKS" shall mean the "BANKS" as such term is defined in the Receivables Facility.

     "RECEIVABLES AGREEMENTS" shall mean the collective reference to the Receivables Purchase Agreement, the GSI Purchase Agreement and the Services Purchase Agreement.

     "RECEIVABLES FACILITY" shall mean that certain Credit Agreement, dated as of January 6, 1994, among Receivableco, the Banks party thereto, Banque Paribas, as Agent, and Banque Nationale de Paris, as Managing Agent, as the same has been and may be amended, modified, supplemented or restated from time to time with the consent of the Required Banks required pursuant to SECTION 6.10(b) hereof.

     "RECEIVABLES FACILITY DOCUMENTS" shall mean the "LOAN DOCUMENTS" as such term is defined in the Receivables Facility and as in effect on the Tranche-B Closing Date, in each case as the same may be amended, modified, supplemented or restated from time to time with the consent of the Required Banks required pursuant to SECTION 6.10(b) hereof.

     "RECEIVABLES NOTES" shall mean those two promissory notes, each dated January 6, 1994, made by Receivableco to the order of GSI and to the order of Services, which promissory notes evidence amounts payable by Receivableco to GSI and Services under the terms of the GSI Purchase Agreement or the Services Purchase Agreement, respectively, as each such promissory note may be amended, modified, restated, replaced or supplemented from time to time with the consent of the Required Banks.

     "RECEIVABLES PURCHASE AGREEMENT" means that certain Receivables Purchase Agreement, dated as of January 6, 1994, between the Borrower and Receivableco, as the same has been and may be amended, modified, restated or supplemented from time to time with the consent of the Required Banks.

     "RECYTEK OPTION" shall mean the Recytek put option obtained by Borrower as part of the sale price of the Alaron waste processing business.

     "REFERENCE BANK" shall mean Banque Paribas.

     "REGULATION D" shall mean Regulation D of the Federal Reserve Board as from time to time in effect and any successor to all or any portion thereof.

     "REPORTABLE EVENT" has the meaning set forth in Section 4043(b) of ERISA (other than a Reportable Event as to which the provision of thirty (30) days notice to the PBGC is waived under applicable regulations), or is the occurrence of any of the events described in Section 4068(f) or 4063(a) of ERISA.

                                       14.

     "REQUIRED BANKS" shall mean Banks holding more than 66 2/3% of the principal amount of Loans outstanding or, if no Loans are outstanding, more than 66 2/3% of the Total Commitments.

     "SECURITY AGREEMENT" shall mean the Security Agreement, dated as of January 6, 1994, as Amended by the Fifth Amendment to Term Loan Agreement and First Amendment to Security Agreement and Intellectual Property Security Agreement, dated as of June 30, 1995, between the Borrower and the Agent for the ratable benefit of the Banks, the Agent and the Managing Agent, and the Interest Rate Providers.

     "SECURITY DOCUMENTS" shall mean and include the Security Agreement, the Pledge Agreement, the Subsidiary Security Agreement, the Subsidiary Pledge Agreement, the Intellectual Property Security Agreement, the Subsidiary Intellectual Property Security Agreement, the Waste Services Security Agreement, the Leasehold Documents, the Intercompany Security Agreement, the Intercompany Demand Notes, the Intercompany Acquisition Demand Notes, the Mortgages, the Reaffirmation of Obligations and the Reaffirmation of Security Agreement and Pledge Agreement.

     "SERVICES" shall mean VECTRA Services, Inc., a Washington corporation and a wholly owned Subsidiary of Borrower.

     "SERVICES PURCHASE AGREEMENT" means that Receivables Purchase Agreement dated as of January 6, 1994, between Services and Waste Services and Receivableco, as the same may be amended, modified, restated or supplemented from time to time with the consent of Required Banks.

     "SIDE LETTER AGREEMENT" shall mean the letter agreement, dated as of even date with this Agreement, among the Borrower, the Agent, the Managing Agent and the other parties thereto and all documents and instruments executed or delivered pursuant thereto or in connection therewith, as each of the same has been or may be amended, modified, restated or supplemented from time to time.

     "SOLVENT" as to any Person shall mean that (i) the sum of the assets of such Person, both at a fair valuation and at present fair salable value, will exceed its liabilities, including contingent liabilities, (ii) such Person will have sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted and (iii) such Person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this definition, "DEBT" means any liability on a claim, and "CLAIM" means (x) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (y) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured. With respect to any such contingent liabilities, such liabilities shall be computed at the amount which,

                                       15.

in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

     "SUBSIDIARY" of any Person shall mean and include (i) any corporation a majority of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person, directly or indirectly through Subsidiaries, is either a general partner or has a majority equity interest at the time.

     "SUBSIDIARY INTELLECTUAL PROPERTY SECURITY AGREEMENT" shall mean that Subsidiary Intellectual Property Security Agreement, dated as of January 6, 1994, as amended by that First Amendment to Subsidiary Security Agreement and consent and waiver to Subsidiary Pledge Agreement, dated as of June 30, 1995, among the Subsidiaries of the Borrower party thereto, in favor of the Agent, for the ratable benefit of the Banks, the Agent and the Managing Agent and the Interest Rate Providers.

     "SUBSIDIARY PLEDGE AGREEMENT" shall mean that Subsidiary Pledge Agreement, dated as of January 6, 1994, as amended by that First Amendment to Subsidiary Security Agreement and consent and waiver to Subsidiary Pledge Agreement, dated as of June 30, 1995, among the Subsidiaries of the Borrower party thereto, in favor of the Agent, for the ratable benefit of the Banks, the Agent and the Managing Agent and the Interest Rate Providers.

     "SUBSIDIARY SECURITY AGREEMENT" shall mean that Subsidiary Security Agreement, dated as of January 6, 1994, as amended by that First Amendment to Subsidiary Security Agreement and Subsidiary Intellectual Property Security Agreement and Consent and Waiver to Subsidiary Pledge Agreement, dated as of June 30, 1995, among the Subsidiaries of the Borrower party thereto, in favor of the Agent, for the ratable benefit of the Banks, the Agent and the Managing Agent and the Interest Rate Providers.

     "TERMINATION EVENT" shall mean (i) a Reportable Event, or (ii) the initiation of any action by the Borrower, any member of the Borrower's ERISA Controlled Group or any ERISA Plan fiduciary to terminate an ERISA Plan or the treatment of an amendment to an ERISA Plan as a termination under ERISA, or
(iii) the institution of proceedings by the PBGC under Section 4042 of ERISA to terminate an ERISA Plan or to appoint a trustee to administer any ERISA Plan.

     "TITLE INSURANCE" shall mean a paid policy of mortgage title insurance with respect to any Mortgaged Premises (as defined in each Mortgage), in an amount satisfactory to the Banks and issued by a title insurance company satisfactory to the Agent and the Banks.

     "TOTAL COMMITMENT" shall mean, at any time, the sum of the Commitments of all of the Banks at such time.

                                       16.

     "TRANCHE-A COMMITMENT" shall mean the amount set forth opposite such Bank's name in SCHEDULE 1 hereto under the heading "TRANCHE-A COMMITMENT."

     "TRANCHE-A FACILITY" means the Three Million Two Hundred Fourteen Thousand Four Hundred Forty Two Dollar ($3,214,442) amortizing term loan maturing on the Tranche-A Maturity Date.

     "TRANCHE-A LOAN" shall have the meaning set forth in SECTION 2.1.

     "TRANCHE-A MATURITY DATE" shall mean December 31, 1998.

     "TRANCHE-A NOTES" means the separate promissory note, dated as of January 7, 1994, each executed by the Borrower and payable to the order of a Bank, in the original amount of such Bank's Tranche-A Commitment.

     "TRANCHE-B CLOSING DATE" shall mean the date at which each of the conditions precedent set forth in SECTION 3 shall have been duly satisfied by the Borrower, as determined by the Banks, in their sole discretion.

     "TRANCHE-B CLOSING FEE" shall have the meaning provided in SECTION 2.8.

     "TRANCHE-B COMMITMENT" shall mean the amount set forth opposite such Bank's name in SCHEDULE 1 hereto under the heading "TRANCHE-B COMMITMENT".

     "TRANCHE-B COMMITMENT FEE" shall have the meaning provided in SECTION 2.8.

     "TRANCHE-B COMMITMENT PERCENTAGE" means, as to any Bank, the percentage equivalent of such Bank's Tranche-B Commitment divided by the aggregate of the Tranche-B Commitments for all Banks.

     "TRANCHE-B FACILITY" means the Three Million Dollar ($3,000,000) non-revolving bridge loan maturing on the Tranche-B Maturity Date.

     "TRANCHE-B LOAN" shall have the meaning set forth in SECTION 2.2.

     "TRANCHE-B MATURITY DATE" shall mean March 31, 1996.

     "TRANCHE-B NOTES" means the separate promissory note, dated as of the Tranche-B Closing Date, each executed by the Borrower and payable to the order of a Bank in the original amount of such Bank's Tranche-B Commitment, substantially in the form of EXHIBIT A.

     "TRANSFER SUPPLEMENT" shall have the meaning provided in SECTION 9.4(d).

                                       17.

     "TRANSFEREE" shall have the meaning provided in SECTION 9.4(e).

     "TYPE" shall mean any type of Loan determined with respect to the interest option applicable thereto, I.E., a Base Rate Tranche-B Loan or a Eurodollar Tranche-A Loan.

     "UNFUNDED BENEFIT LIABILITIES" means with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefit liabilities under such Plan as defined in Section 4001(a)(16) of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan (on the basis of assumptions prescribed by the PBGC for the purpose of Section 4044 of ERISA).

     "VECTRA (U.K.)" shall mean VECTRA Technologies (U.K.) Limited, an English limited liability company, and its successors.

     "WASTE SERVICES" shall mean VECTRA Waste Services, L.L.C., a Delaware limited liability company.

     "WASTE SERVICES GUARANTY" shall mean the Guaranty, dated as of even date with this Agreement, by Waste Services in favor of the Agent, for the ratable benefit of the Banks, the Agent and the Managing Agent and the Interest Rate Providers.

     "WASTE SERVICES SECURITY AGREEMENT" shall mean the Security Agreement, dated as of even date with this Agreement, between Waste Services and the Agent, for the ratable benefit of the Banks, the Agent and the Managing Agent and the Interest Rate Providers.

F.   AMOUNT AND TERMS OF CREDIT FACILITIES.

     a. TRANCHE-A FACILITY. Subject to and upon the terms and conditions and in reliance upon the representations and warranties of the Borrower set forth in the Term Loan Agreement and in the related Loan Documents, each Bank, severally and not jointly, agreed to and did advance Loans to the Borrower and hereby agrees, subject to and upon the terms and conditions and in reliance upon the representations and warranties of the Borrower set forth herein, severally but not jointly, to maintain its currently outstanding Loans to the Borrower under its Tranche-A Commitment in the sum of $1,607,221 (each such loan, a "TRANCHE-A LOAN"). Subject to the terms of this Agreement relating to optional prepayments and mandatory prepayments and the acceleration of maturities, the Tranche-A Loans shall mature on the Tranche-A Maturity Date and shall be repaid, without premium or penalty, by the Borrower on each Payment Date occurring after December 31, 1995 and prior to the Tranche-A Maturity Date in principal installments equal to $750,000 on each such Payment Date with the then outstanding unpaid principal amount of the Tranche-A Loans to be repaid in full on the Tranche-A Maturity Date.

          i. GENERAL PROVISIONS RELATING TO TRANCHE-A LOANS. Each Tranche-A Loan made by a Bank under the Tranche-A Facility shall, at the Borrower's option in accordance

                                       18.

with the terms of this Agreement, be either in the form of a Base Rate Loan or a Eurodollar Loan. Once repaid, the Tranche-A Loans may not be reborrowed. The Borrower shall repay the principal amount of the Tranche-A Loans in the amounts and in the manner set forth in this Section and pay interest accrued on the Tranche-A Loans at the rates and in the manner set forth in SECTION 2.4. The Borrower may, at its option, prepay all or any portion of the Tranche-A Loans as set forth in SECTION 2.6. In addition, the Tranche-A Loans shall be subject to Mandatory Prepayments in accordance with SECTION 2.14.

          ii. MINIMUM AMOUNT OF EURODOLLAR TRANCHE-A LOAN. All conversions, continuations, payments, prepayments and selection of Interest Periods hereunder shall be made or selected so that, after giving effect thereto, (i) the aggregate principal amount of any conversion to or continuation of Eurodollar Tranche-A Loans occurring on the same day for the same Interest Period shall not be less than $1,000,000 or an integral multiple of $500,000 in excess thereof, and (ii) there shall be no more than five (5) Eurodollar Loans outstanding at any time.

          iii. CONVERSION OR CONTINUATION OF TRANCHE-A LOANS.

               (1) Subject to the other provisions hereof, the Borrower shall have the option (i) to convert at any time all or any part of an outstanding Base Rate Tranche-A Loan to one or more Eurodollar Tranche-A Loans, (ii) to convert all or any part of outstanding Eurodollar Tranche-A Loans to Base Rate Tranche-A Loans, on the expiration date of the Interest Period applicable thereto, or (iii) to continue all or any part of outstanding Eurodollar Tranche-A Loans which comprise part of the same Borrowing as Eurodollar Tranche-A Loans for an additional Interest Period, on the expiration of the Interest Period applicable thereto; PROVIDED that no Loan may be continued as, or converted into, a Eurodollar Loan when any Default or Event of Default has occurred and is continuing.

               (2) In order to elect to convert or continue a Tranche-A Loan under this SECTION 2.1(c), the Borrower shall deliver an irrevocable notice thereof (a "NOTICE OF CONVERSION OR CONTINUATION") to the Agent no later than 10:00 A.M., Los Angeles time, (i) at least one (1) Business Day in advance of the proposed conversion date in the case of a conversion to a Base Rate Loan and
(ii) at least three (3) Business Days in advance of the proposed conversion or continuation date in the case of a conversion to, or a continuation of, a Eurodollar Loan. A Notice of Conversion or Continuation shall specify (w) the requested conversion or continuation date (which shall be a Business Day), (x) the amount of the Tranche-A Loan to be converted or continued, (y) whether a conversion or continuation is requested, and (z) in the case of a conversion to, or a continuation of, a Eurodollar Loan, the requested Interest Period.
Promptly after receipt of a Notice of Conversion or Continuation under this
SECTION 2.1(c)(ii), the Agent shall provide each Bank with a copy thereof.

     b. TRANCHE-B FACILITY. Subject to and upon the terms and conditions herein set forth, each Bank, severally but not jointly, agrees to make Loans of immediately available funds to the Borrower, on a non-revolving basis, from the Tranche-B Closing Date until the earlier of

                                       19.

the last Business Day prior to the Tranche-B Maturity Date or the date on which the Tranche-B Commitments have been fully utilized, in an aggregate principal amount not to exceed the Tranche-B Commitment of such Bank (each such loan, a "TRANCHE-B LOAN"). The aggregate amount of the Tranche-B Commitments shall not exceed $3,000,000. Subject to the terms of this Agreement relating to optional prepayments and mandatory prepayments and the acceleration of maturities, the Tranche-B Loans shall be due and payable, together with all accrued and unpaid interest and other amounts chargeable to the Borrower under or with respect to the Tranche-B Facility, on the Tranche-B Maturity Date.

          i. GENERAL PROVISIONS RELATING TO TRANCHE-B LOANS. Each Tranche-B Loan made by a Bank under the Tranche-B Facility shall be in the form of a Base Rate Loan. The Borrower shall repay the principal amount of the Tranche-B Loans in the amounts and in the manner set forth in this Section and pay interest accrued on the Tranche-B Loans at the rates and in the manner set forth in
SECTION 2.4(a). The Borrower may, at its option and upon one (1) Business Day's notice, prepay all or any portion of the Tranche-B Loans as set forth in SECTION
2.6 without premium or penalty. In addition, the Tranche-B Loans shall be subject to Mandatory Prepayments in accordance with SECTION 2.14.

          ii. PERMITTED USES OF TRANCHE-B LOANS. The proceeds of the Tranche-B Loans shall be used to finance Capital Expenditures, as permitted hereunder, or, with the written consent of the Required Banks, which consent shall be in their sole discretion, for specific working capital purposes.

          iii. NOTICE OF BORROWING FOR TRANCHE-B LOANS.

               (1) The Borrower shall give the Agent at the Agent's Office prior to 10:00 A.M., Los Angeles time, at least five (5) Business Days' prior telex, facsimile or telephonic notice (promptly confirmed in writing) of a Tranche-B Loan to be made hereunder. Such notice (the "NOTICE OF BORROWING") shall be irrevocable and shall specify (i) the aggregate principal amount of the requested Loans, (ii) the date of Borrowing (which shall be a Business Day) and
(iii) shall attach such purchase orders, invoices (showing the original invoice date) and other supporting documentation describing the items to be purchased or work to be performed as the Agent shall request in its reasonable discretion.

               (2) Promptly after receipt of the Notice of Borrowing, the Agent shall provide each Bank with a copy thereof and inform each Bank as to its Pro Rata Share of the Tranche-B Loan requested thereunder.

                                       20.

          iv.  DISBURSEMENT OF FUNDS FOR TRANCHE-B LOANS.

               (1) No later than 1:00 P.M., Los Angeles time, on the date specified in the Notice of Borrowing, each Bank will make available its Pro Rata Share of the Tranche-B Loan requested to be made on such date, in U.S. dollars and immediately available funds, at the Agent's Office. After the Agent's receipt of the proceeds of such Tranche-B Loan, the Agent will make available to the Borrower by depositing in the Borrower's account at the Agent's Office the aggregate of the amounts so received.

               (2) Unless the Agent shall have been notified by any Bank prior to the date of the Borrowing that such Bank does not intend to make available to the Agent its Tranche-B Loan to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on such date and the Agent in its sole discretion may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank and the Agent has made such amount available to the Borrower, the Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower and the Borrower shall immediately repay such corresponding amount to the Agent. The Agent shall also be entitled to recover from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent, at a rate PER ANNUM equal to the Base Rate plus the Applicable Margin, calculated in accordance with
SECTION 2.4(a), for the Tranche-B Loan. Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any default by such Bank hereunder. Notwithstanding anything contained herein or in any other Loan Document to the contrary, the Agent may apply all funds and proceeds of Collateral available for the payment of any Obligations first to repay any amount owing by any Bank to the Agent as a result of such Bank's failure to fund its Tranche-B Loans hereunder.

     c.   NOTES.

          i. TRANCHE-A LOAN NOTES. The Borrower's obligation to pay the principal of, and interest on, each Bank's Tranche-A Loans shall be evidenced by a Tranche-A Note duly executed and delivered by the Borrower and made payable to such Bank in a principal amount equal to such Bank's Tranche-A Commitment.

          ii. TRANCHE-B LOAN NOTES. The Borrower's obligation to pay the principal of, and interest on, each Bank's Tranche-B Loans shall be evidenced by a Tranche-B Note duly executed and delivered by the Borrower and made payable to such Bank substantially in the form of EXHIBIT A hereto in a principal amount equal to such Bank's Tranche-B Commitment.

                                       21.

     d.   INTEREST.

          i. The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date of the making of such Loan until such Loan shall be paid in full at a rate PER ANNUM which shall be equal to the sum of the Applicable Margin applicable thereto plus the Base Rate in effect from time to time, such rate to change as and when the Base Rate and/or the Applicable Margin changes, such interest to be computed on the basis of a 365- or 366-day year, as the case may be.

          ii. The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date of the making of such Loan until such Loan shall be paid in full at a rate per annum which shall be equal to the sum of the Applicable Margin applicable thereto plus the relevant Eurodollar Rate, such interest to be computed on the basis of a 360-day year.

          iii. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal amount of all Loans and, to the extent permitted by law, overdue interest in respect of all Loans, shall bear interest at a rate per annum (the "DEFAULT RATE") equal to the sum of
(x) two percent (2%) plus (y) the Base Rate then in effect plus (z) the Applicable Margin then applicable to Base Rate Loans.

          iv. Interest on each Loan shall accrue from and including the date of the Borrowing thereof to but excluding the date of any repayment thereof (PROVIDED that any Loan borrowed and repaid on the same day shall accrue one (1) day's interest) and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable to such Loan and, in the case of an Interest Period of six months, on the date occurring three months from the first day of such Interest Period and on the last day of such Interest Period, and (iii) in the case of all Loans, on any prepayment or conversion (on the amount prepaid or converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

          v. The Agent shall, upon determining the Eurodollar Rate for any Interest Period, promptly notify the Borrower and the Banks thereof.

          vi. The Reference Bank shall provide to the Agent the information to be provided by them under the definition of "EURODOLLAR BASE RATE" in accordance with the terms hereof.

                                       22.

     e.   INTEREST PERIODS.

          i. The Borrower shall, in each Notice of Conversion or Continuation in respect of the conversion into or continuation of a Eurodollar Loan, select the interest period (each an "INTEREST PERIOD") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower, be either a one-month, two-month, three-month or six-month period, provided that:

            (1) the initial Interest Period for any Eurodollar Loan shall commence on the date of any conversion from a Base Rate Loan and each Interest Period occurring thereafter in respect of such Loan shall commence on the date on which the next preceding Interest Period expires;

            (2) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; PROVIDED, HOWEVER, that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

            (3) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

            (4) no Interest Period in respect of any Loan shall extend beyond the Maturity Date; and

            (5) no Interest Period in respect of a Loan shall extend beyond any date upon which a repayment of the Loans is required to be made pursuant to
SECTION 2.1 unless the aggregate principal amount of Loans which are Base Rate Loans or which have Interest Periods which will expire on or before such date is equal to or in excess of the amount of the Term Loan repayment required to be made on such date.

          ii. If upon the expiration of any Interest Period, the Borrower has failed to elect a new Interest Period to be applicable to the respective Eurodollar Loan as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

     f. VOLUNTARY PREPAYMENTS. The Borrower shall have the right to prepay the Loans in whole or in part from time to time on the following terms and conditions: (i) the Borrower shall give the Agent written notice (or telephonic notice promptly confirmed in writing), which notice shall be irrevocable, of its intent to prepay the Loans, at least five (5) Business Days' prior to a prepayment of Eurodollar Loans or at least one (1) Business Day prior to prepayment of Base Rate Loans, which notice shall specify the amount of such prepayment and what Types of Loans are to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing(s)

                                       23.

pursuant to which made, and which notice the Agent shall promptly transmit to each of the Banks, (ii) each prepayment shall be in an aggregate principal amount of $250,000 or any integral multiple of $50,000 in excess thereof,
(iii) prepayments of any Loan made pursuant to this Section may only be made on a Payment Date and prepayments of Eurodollar Loans made pursuant to this Section may only be made on the last day of the Interest Period applicable thereto and (iv) partial prepayments of the Tranche-A Loans shall be applied to the scheduled installments of principal thereof in the inverse order of their maturity.

     g.   METHOD AND PLACE OF PAYMENT.

          i. Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Notes shall be made to the Agent for the account of the Banks entitled thereto not later than 10:00 A.M., Los Angeles time, on the date when due and shall be made in lawful money of the United States of America by federal funds wire transfer in immediately available funds at the Agent's Office, and any funds received by the Agent after such time shall, for all purposes hereof (including the following sentence), be deemed to have been paid on the next succeeding Business Day. Except as otherwise specifically provided herein, the Agent shall thereafter cause to be distributed on the date of receipt thereof to each Bank in like funds its Pro Rata Share of payments so received.

          ii. Except as otherwise specifically provided herein, Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

          iii. All payments made by the Borrower hereunder and under the other Loan Document shall be made irrespective of, and without any reduction for, any setoff or counterclaims.

     h. FEES. In consideration of the Bank's agreement to commit to make the Tranche-B Loans available to the Borrower as contemplated by this Agreement, the Borrower agrees to pay to the Banks, in accordance with their respective Tranche-B Commitment Percentage, (a) an aggregate "Tranche-B Closing Fee" in the amount of $150,000 which shall be due and payable upon the first to occur of
(i) the sale of the Borrower's waste or fuel services lines of business or other similar sale of assets currently owned by the Borrower or its subsidiaries,
(ii) the sale by Borrower of additional common stock or preferred stock with a redemption date of not earlier than one year after the earlier of the Tranche-A Maturity Date or the Tranche-B Maturity Date or (iii) debt subordinated to all debt of the Borrower to institutional lenders on terms satisfactory to such institutional lenders, including the Banks, and (b) a "Tranche-B Commitment Fee" in an amount equal to one-quarter of one percent (0.25%) PER ANNUM of the average daily difference between the aggregate Tranche-B Commitments and the sum of the aggregate principal amount of the Tranche-B Loans then outstanding, due and payable quarterly in arrears on the last day of each calendar quarter, commencing with the quarter during which the Tranche-B Closing Date

                                       24.

occurs, with the final such payment due and payable on the date the Tranche-B Commitments terminate under the terms of this Agreement. The initial installment of the Tranche-B Commitment Fee shall accrue and be calculated from June 30, 1995.

     i.   INTEREST RATE UNASCERTAINABLE, INCREASED COSTS, ILLEGALITY.

          i. In the event that the Agent, in the case of clause (i) below, or any Bank, in the case of clauses (ii) and (iii) below, shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

            (1) on any date for determining the Eurodollar Rate for any Interest Period, that by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the Eurodollar Rate; or

            (2) at any time, that the relevant Eurodollar Rate applicable to any of its Loans shall not represent the effective pricing to such Bank for funding or maintaining a Eurodollar Loan, or such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder in respect of any Eurodollar Loan, in any such case because of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, guideline or order or any interpretation thereof and including the introduction of any new law or governmental rule, regulation, guideline or order (such as for example but not limited to a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D of the Federal Reserve Board to the extent included in the computation of the Eurodollar Rate), whether or not having the force of law and whether or not failure to comply therewith would be unlawful, and/or (y) other circumstances affecting such Bank or the interbank Eurodollar market or the position of such Bank in such market; or

            (3) at any time, that the making or continuance by it of any Eurodollar Loan has become unlawful by compliance by such Bank in good faith with any law or governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) or has become impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market; then, and in any such event, the Agent or such Bank shall, promptly after making such determination, give notice (by telephone promptly confirmed in writing) to the Borrower and (if applicable) the Agent of such determination (which notice the Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, the Borrower's right to request Eurodollar Loans shall be suspended, and any Notice of Borrowing or Notice of Conversion or Continuation given by the Borrower with respect to any Borrowing of Eurodollar Loans which has not yet been made shall be deemed canceled and rescinded by the Borrower, (y) in the case of clause
(ii) above, the Borrower shall pay to such Bank, upon such Bank's delivery of written demand therefor to the Borrower with a copy to the Agent, such additional amounts (in the form of an increased rate of interest, or a different method of calculating interest, or otherwise, as such Bank in its sole discretion shall determine)

                                       25.

as shall be required to compensate such Bank for such increased costs or reduction in amounts received or receivable hereunder and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in clause (b) below as promptly as possible and, in any event, within the time period required by law. The written demand provided for in clause (y) shall, absent manifest error, be final and conclusive and binding upon all of the parties hereto.

          ii. In the case of any Eurodollar Loan or requested Eurodollar Loan affected by the circumstances described in clause (a)(ii) above, the Borrower may, and in the case of any Eurodollar Loan affected by the circumstances described in clause (a)(iii) above the Borrower shall, either (i) if any such Eurodollar Loan has not yet been made but is then the subject of a Notice of Conversion or Continuation, be deemed to have canceled and rescinded such notice, or (ii) if any such Eurodollar Loan is then outstanding, require the affected Bank to convert each such Eurodollar Loan into a Base Rate Loan at the end of the applicable Interest Period or such earlier time as may be required by law, in each case by giving the Agent notice (by telephone promptly confirmed in writing) thereof on the Business Day that the Borrower was notified by the Bank pursuant to clause (a) above; PROVIDED, HOWEVER, that all Banks whose Eurodollar Loans are affected by the circumstances described in clause (a) above shall be treated in the same manner under this clause (b).

          iii. In the event that the Agent determines at any time following its giving of notice based on the conditions described in clause (a)(i) above that none of such conditions exist, the Agent shall promptly give notice thereof to the Borrower and the Banks, whereupon the Borrower's right to request Eurodollar Loans from the Banks and the Banks' obligation to make Eurodollar Loans shall be restored.

          iv. In the event that a Bank determines at any time following its giving of a notice based on the conditions described in clause (a)(iii) above that none of such conditions exist, such Bank shall promptly give notice thereof to the Borrower and the Agent, whereupon the Borrower's right to request Eurodollar Loans from such Bank and such Bank's obligation to make Eurodollar Loans shall be restored.

     j. FUNDING LOSSES. The Borrower shall compensate each Bank, upon such Bank's delivery of a written demand therefor to the Borrower, with a copy to the Agent (which demand shall, absent manifest error, be final and conclusive and binding upon all of the parties hereto), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by such Bank in connection with the liquidation or reemployment of deposits or funds required by it to make or carry its Eurodollar Loans), that such Bank sustains: (i) if for any reason (other than a default by such Bank) a conversion from or into, or a continuation of, Eurodollar Loans does not occur on a date specified therefor in a Notice of Conversion or Continuation (whether or not rescinded, canceled or withdrawn or deemed rescinded, canceled or withdrawn, pursuant to SECTION 2.9(a) or 2.9(b) or otherwise), (ii) if any repayment (including, without limitation, payment after acceleration) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of the Interest Period applicable thereto, (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of

                                       26.

prepayment given by the Borrower, or (iv) as a consequence of any default by the Borrower in repaying its Eurodollar Loans or any other amounts owing hereunder in respect of its Eurodollar Loans when required by the terms of this Agreement. Calculation of all amounts payable to a Bank under this SECTION 2.10 shall be made on the assumption that such Bank has funded its relevant Eurodollar Loan through the purchase of a Eurodollar deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of such Eurodollar Loan with a maturity equivalent to the Interest Period applicable to such Eurodollar Loan, and through the transfer of such Eurodollar deposit from an offshore office of such Bank to a domestic office of such Bank in the United States of America, provided that each Bank may fund its Eurodollar Loans in any manner that it in its sole discretion chooses and the foregoing assumption shall only be made in order to calculate amounts payable under this SECTION 2.10.

     k. INCREASED CAPITAL. If any Bank shall have determined that compliance with any applicable law, rule, regulation, guideline, request or directive (whether or not having the force of law) of any governmental authority, central bank or comparable agency promulgated or deemed applicable to such Bank after the date hereof, has or would have the effect of reducing the rate of return on the capital or assets of such Bank or any Person controlling such Bank as a consequence of its commitments or obligations hereunder, then from time to time, upon such Bank's delivering a written demand therefor to the Agent and the Borrower (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank or Person for such reduction.

     l.   TAXES.

          i. All payments made by the Borrower under this Agreement shall be made free and clear of, and without reduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority excluding, in the case of the Agent and each Bank, net income and franchise taxes imposed on the Agent or such Bank by the jurisdiction under the laws of which the Agent or such Bank is organized or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which such Bank's Domestic Lending Office or Eurodollar Lending Office, as the case may be, is located or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "TAXES"). If any Taxes are required to be withheld from any amounts payable to the Agent or any Bank hereunder or under the Notes, the amounts so payable to the Agent or such Bank shall be increased to the extent necessary to yield to the Agent or such Bank (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Agent for its own account or for the account of such Bank, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall

                                       27.

indemnify the Agent and the Banks for any incremental taxes, interest or penalties that may become payable by the Agent or any Bank as a result of any such failure. The agreements in this SECTION 2.12 shall survive the termination of this Agreement and the payment of the Notes and all other Obligations.

          ii. Each Bank that is not incorporated under the laws of the United States of America or a state thereof (including each Purchasing Bank that becomes a party to this Agreement pursuant to SECTION 9.4) agrees that, prior to the first date on which any payment is due to it hereunder, it will deliver to the Borrower and the Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Bank is entitled to receive payments under this Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each Bank which delivers to the Borrower and the Agent a Form 1001 or 4224 and Form W-8 or W-9 pursuant to the preceding sentence further undertakes to deliver to the Borrower and the Agent two further copies of the said letter and Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it to the Borrower, and such extensions or renewals thereof as may reasonably be requested by the Borrower, certifying in the case of a Form 1001 or 4224 that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such letter or form with respect to it and such Bank advises the Borrower that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

     m. STATEMENT FROM BANKS. All requests or demands for payments made by any Bank to or upon the Borrower pursuant to SECTIONS 2.9, 2.10 or 2.11 hereof shall be accompanied by a statement from such Bank setting forth in reasonable detail the basis for such requested or demanded payment.

     n.   MANDATORY PREPAYMENTS.

          i. If the Borrower shall issue, raise or receive any new equity and debt, the Borrower shall promptly notify the Agent of the estimated Net Issuance Proceeds of such equity issuance or contribution. The Borrower shall then prepay principal amounts outstanding under the Loans in an amount equal to the Net Issuance Proceeds of such equity issuance or contribution;

\                                      28.

          ii. When the Borrower receives any payments due under the Plant Services Purchase Agreement, including, without limitation, any and all payments due from the release of escrowed funds from the escrow provided by the Environmental Escrow Agreement, the Borrower shall then prepay principal amounts outstanding under the Loans in an amount equal to the amount of any payments so received.

All amounts due under this SECTION 2.14 shall be prepaid within two (2) Business Days of receipt thereof by the Borrower and shall be applied in inverse order to the scheduled installments for repayment of first the Tranche-B Loans then the Tranche-A Loans.

G.   CONDITIONS PRECEDENT.

     a. CONDITIONS PRECEDENT TO LOANS. The effectiveness of this Agreement and the obligation of each Bank to make its initial Tranche-B Loan hereunder is subject to the satisfaction on or before the Tranche-B Closing Date of the following conditions precedent:

          i.   LOAN DOCUMENTS.

            (1) AMENDED AND RESTATED TERM LOAN AGREEMENT. The Borrower and each Bank shall have duly executed and delivered this Agreement to the Agent.

            (2) NOTES. The Borrower shall have duly executed and delivered to each of the Banks' Tranche-B Notes as provided herein.

            (3) REAFFIRMATION OF SECURITY AGREEMENT AND PLEDGE. The Agent shall have received the Reaffirmation of Security Agreement and Pledge Agreement, duly executed and delivered by the Borrower.

            (4) REAFFIRMATION OF GUARANTY. The Agent shall have received the Reaffirmation of Guaranty, duly executed and delivered by each of the Guarantors party thereto.

            (5) MORTGAGES. The Borrower and each Subsidiary of the Borrower that owns real property, or an interest therein, shall have duly executed and delivered to the Agent such amendments to the Mortgages reflecting the Obligations of the Borrower, as set forth in this Agreement, as the Agent shall request.

            (6) REAFFIRMATION OF OBLIGATIONS. The Agent shall have received the Reaffirmation of Obligations, duly executed and delivered by each of the Subsidiaries party thereto.

            (7) SIDE LETTER AGREEMENT. The Borrower shall have duly executed and delivered the Side Letter Agreement and shall have duly performed all of its obligations thereunder which are required to be performed by the Borrower on or prior to the Tranche-B Closing Date.

                                       29.

            (8) INTERCOMPANY SECURITY AGREEMENT. Each Subsidiary of the Borrower that is party to the Intercompany Security Agreement shall have duly executed and delivered to the Agent a reaffirmation and acknowledgement of each Subsidiary's obligations under the Intercompany Security Agreement.

            (9) WASTE SERVICES GUARANTY. The Agent shall have received the Waste Services Guaranty, duly executed and delivered by Waste Services.

           (10) WASTE SERVICES SECURITY AGREEMENT. The Agent shall have received the Waste Services Security Agreement, duly executed by Waste Services.

           (11) FINANCING STATEMENT. The Agent shall have received such UCC-1 financing statements and UCC-2 amendments, duly executed by the Borrower or such Guarantors, as debtor, as the Agent shall reasonably require consistent with the purposes of the Security Documents.

          ii. OPINIONS OF COUNSEL. The Agent, the Managing Agent and each Bank shall have received a legal opinion, dated the Tranche-B Closing Date, from Preston Gates & Ellis, counsel to the Loan Parties, substantially in the form set forth as EXHIBIT B hereto.

          iii. CORPORATE DOCUMENTS. The Agent shall have received the certificate of incorporation or similar constituent documents of each of the Loan Parties as amended, modified or supplemented to the Tranche-B Closing Date, certified to be true, correct and complete by the appropriate Secretary of State or similar public official as of a date not more than five (5) days prior to the Tranche-B Closing Date, together with a good standing certificate from such Secretary of State or similar public official and a good standing certificate from the Secretaries of State (or the equivalent thereof) of each other State or other jurisdiction in which each of them is required to be qualified to transact business, each to be dated a date not more than five (5) days prior to the Tranche-B Closing Date.

          iv. CERTIFIED RESOLUTIONS, ETC. The Agent shall have received a certificate of the Secretary or Assistant Secretary of each of the Loan Parties and dated the Tranche-B Closing Date certifying (i) the names and true signatures of the incumbent officers of such Person authorized to sign the applicable Loan Documents, (ii) the bylaws or similar constituent documents of such Person as in effect on the Tranche-B Closing Date, (iii) the resolutions of such Person's Board of Directors approving and authorizing the execution, delivery and performance of all Loan Documents executed by such Person, and
(iv) that there have been no changes in the Certificate of Incorporation of such Person since the date of the most recent certification thereof by the appropriate Secretary of State.

          v. OFFICER'S CERTIFICATE. The Agent and the Banks shall have received a certificate of the President or Chief Financial Officer of the Borrower, dated the Tranche-B Closing Date, certifying that (i) each of the Loan Parties, Provident, VECTRA (U.K.) and, to

                                       30.

the best of his or her knowledge, the other parties to the Loan Documents, have performed or complied in all material respects with all agreements and conditions contained in such Loan Documents and any agreements or documents referred to therein required to be performed or complied with by each of them on or before the Tranche-B Closing Date and (ii) subject to the foregoing, neither any Loan Party, Provident, VECTRA (U.K.) nor, to the best of his or her knowledge, any such other party is in default in the performance or compliance with any of the material terms or provisions thereof, except to the extent that performance thereof or compliance therewith or default has been waived with the prior written consent of the Required Banks.

          vi. RECEIVABLES FACILITY. Each of the Receivables Facilities Documents shall be in full force and effect.

          vii. INSURANCE. The Agent shall have received a certificate of insurance demonstrating insurance coverage in respect of each of the Loan Parties of types, in amounts, with insurers and with other terms satisfactory to the Banks, which certificate shall indicate that the Agent, the Managing Agent and the Banks are named additional insureds as their interests may appear and shall contain a lenders loss payee endorsement in favor of the Agent in form and substance satisfactory to the Agent.

          viii. LIEN SEARCH REPORTS. The Agent shall have received satisfactory reports of UCC, tax lien, judgment and litigation searches conducted by a search firm acceptable to the Agent and the Banks with respect to the Borrower and each other Loan Party in such locations as Agent shall determine.

          ix. SOLVENCY CERTIFICATE. Each Bank shall have received a certificate signed by the chief financial officer of the Borrower, in form and substance satisfactory to each Bank, containing conclusions as to whether each Loan Party is Solvent.

          x. TITLE INSURANCE. The Agent shall have received a paid policy of mortgage title insurance or a paid endorsement to each policy of mortgage title insurance with respect to each Mortgaged Premises (as defined in each Mortgage), endorsing the coverage of full payment of the Obligations of the Borrower or such other coverage to which Agent may agree, as set forth in this Agreement, issued by a title insurance company satisfactory to the Agent and the Banks.

          xi. ENVIRONMENTAL MATTERS. The Agent and each Bank shall, if the Agent or any Bank shall have so requested, have received a written environmental audit report in form and substance satisfactory to the Agent and the Banks prepared by an independent environmental consultant acceptable to the Agent and the Banks with respect to the properties and business of the Borrower, each of its Subsidiaries, the Loan Parties and each of their Environmental Affiliates and their respective environmental, safety, health violations, hazards and liabilities. In addition, the Agent and each Bank shall be satisfied that
(a) the Borrower and each of its Subsidiaries and each of their respective operations comply in all respects deemed material by the Agent and each such Bank with all applicable environmental, health and safety statutes and

                                       31.

regulations, (b) neither the Borrower nor any of its Subsidiaries are the subject of any federal or state investigation evaluating whether any remedial action, involving a material expenditure, is needed to respond to a release of any toxic or hazardous waste or substance into the environment, and (c) neither the Borrower nor any of its Subsidiaries has any contingent liability deemed material on any Bank in connection with any past or present treatment, storage, recycling, disposal or release or threatened release, at any location, of any toxic or hazardous waste or proposed environmental, health or safety laws or regulations.

         xii. FEES AND EXPENSES. The Agent shall have received, for its account and for the account of each Bank, as applicable, all Fees, excluding the deferred Tranche-B Closing Fee of $150,000, and other fees and expenses due and payable hereunder on or before the Tranche-B Closing Date, including, without limitation, the fees and expenses accrued through the Tranche-B Closing Date, of Cooley Godward Castro Huddleson & Tatum and any other counsel retained by the Agent.

         xiii. CONSENTS, LICENSES, APPROVAL, ETC. The Agent shall have received copies of all consents, licenses, and approvals, if any, required in connection with the execution, delivery and performance by the Loan Parties or any of their respective Subsidiaries, and the validity and enforceability of the Loan Documents, or in connection with any of the transactions contemplated thereby, and such consents, licenses and approvals shall be in full force and effect.

         xiv. REPRESENTATIONS AND WARRANTIES. The representations and warranties contained herein and in the other Loan Documents (other than representations and warranties which expressly speak only as of a different date which presentations shall be true and correct as of such different date) shall be true and correct in all material respects on such date both before and after giving effect to the making of the Loans, and the Agent and each Bank shall have received a certificate to such effect dated the Tranche-B Closing Date from the chief financial officer of the Borrower.

         xv. FINANCIAL PLAN. The Agent and each Bank shall have received a financial plan, including projections, prepared by the Borrower and certified by its chief financial officer, demonstrating the projected consolidated financial condition and results of operations of the Borrower and its Subsidiaries after giving effect to the transactions contemplated by the Plant Services Purchase Agreement, for the period commencing on the Tranche-B Closing Date and ending on December 31, 1996, which projections shall be accompanied by a written statement of the assumptions underlying the projections, and shall demonstrate the Borrower's ability to meet its current obligations, including any Obligations under this Agreement, as the same become due. Such projections shall include an operating plan setting forth in chronological detail the specific actions contemplated to be taken to enable the Borrower to meet the obligations contained therein. All of the foregoing shall be satisfactory to the Banks and Agent.

         xvi. NO INJUNCTION. No law or regulation shall have been adopted, no order, judgment or decree of any governmental authority shall have been issued, and no litigation shall be pending or threatened, which in the judgment of the Banks would enjoin, prohibit or restrain,

                                       32.

or impose or result in the imposition of any adverse condition upon, the making or repayment of the Loans or the consummation of the transactions contemplated herein.

         xvii. NO MATERIAL ADVERSE CHANGE. No event, act or condition shall have occurred since June 30, 1995 which, in the judgment of the Banks, has had or could have a Material Adverse Effect.

         xviii.OTHER DOCUMENTS. The Agent shall have received such other documents, information and items from the Loan Parties as the Agent shall reasonably request.

     All of the Notes, certificates, agreements, legal opinions and other documents and papers referred to in this SECTION 3, unless otherwise specified, shall be delivered to the Agent for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks, and shall be satisfactory in form and substance to each Bank in its sole discretion.

     b. ALL TRANCHE-B LOANS. The obligation of any Bank to make any Tranche-B Loan is subject to the satisfaction of the following further conditions precedent:

          i. NOTICE OF BORROWING. The Agent shall have received a fully executed Notice of Borrowing in respect of the Loans.

          ii. NO DEFAULT OR EVENT OF DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date either before or after giving effect to the making of the Loans, and the Agent and each Bank shall have received a certificate to such effect dated the funding date of such Loan from the chief financial officer of the Borrower.

          iii. RECEIVABLES FACILITY. The Receivables Facility shall have been fully drawn-down with no availability for funding remaining thereunder pursuant to the terms thereof.

The acceptance of the proceeds of the Tranche-B Loans shall constitute a representation and warranty by the Borrower to each of the Banks that all of the conditions required to be satisfied under this SECTION 3 in connection with the making of such Loan have been satisfied.

H.   REPRESENTATIONS AND WARRANTIES.

     In order to induce the Banks to enter into this Agreement and to make the Loans, the Borrower makes the following representations and warranties, which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans:

     a. CORPORATE STATUS. Each Loan Party and each other Subsidiary of the Borrower (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged or presently proposes to engage and (iii) has duly qualified and is authorized to do business and is in good standing as a foreign

                                       33.

corporation in every jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified.

     b. CORPORATE POWER AND AUTHORITY. Each Loan Party has the corporate power and authority to execute, deliver and carry out the terms and provisions of each of the Loan Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of such Loan Documents. Each Loan Party has duly executed and delivered each such Loan Document, and each such Loan Document constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or other laws affecting creditors' rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law).

     c. NO VIOLATION. Neither the execution, delivery or performance by any Loan Party of the Loan Documents to which it is a party, nor compliance by it with the terms and provisions thereof nor the consummation of the transactions contemplated thereby, (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality or (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of any Loan Party, Provident or VECTRA (U.K.) pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which such Loan Party, Provident or VECTRA (U.K.) is a party or by which it or any of its property or assets is bound or to which it may be subject, or (iii) will violate any provision of the Certificate of Incorporation, By-Laws or other constituent documents of any Loan Party, Provident or VECTRA (U.K.).

     d. LITIGATION. There are no actions, suits or proceedings pending or threatened in any court or administrative forum or before any arbitrator
(i) with respect to any of the Loans or Loan Documents or (ii) with respect to any other matter (other than as disclosed on SCHEDULE 4.4 hereto) which, if adversely determined, could otherwise be materially adverse to the Borrower, any Loan Party, Provident or VECTRA (U.K.).

     e.   FINANCIAL STATEMENTS; FINANCIAL CONDITION; ETC.   All of the balance
sheets, statements of income, stockholder's equity and changes in cash flow and other financial data which have been furnished to the Agent in connection with this Agreement or the Term Loan Agreement or the other Loan Documents have been, and all such financial data to be furnished to the Agent throughout the term of this Agreement shall be prepared in accordance with GAAP, consistently applied, and fairly present the financial condition and the results of operations of the entities covered thereby on the dates and for the periods covered thereby, except as disclosed in the notes thereto and, with respect to interim financial statements, subject to normally recurring year-end adjustments. Neither any Loan Party, Provident nor VECTRA (U.K.) has any material liability (contingent or otherwise) not reflected in such financial statements or in the notes thereto.

                                       34.

     f.   SOLVENCY.  On the Tranche-B Closing Date each Loan Party will be
Solvent.

     g. PROJECTIONS. The projections delivered pursuant to SECTION 3.1(o) have been prepared on the basis of the assumptions accompanying them, and such projections and assumptions, as of the date of preparation thereof and as of the Tranche-B Closing Date, are reasonable and represent the Borrower's good faith estimate of its future financial performance, it being understood that nothing contained in this Section shall constitute a representation or warranty that such future financial performance or results of operations will in fact be achieved.

     h. MATERIAL ADVERSE CHANGE. Since June 30, 1995, there has occurred no event, act or condition which has had, or could have, a Material Adverse Effect.

     i. USE OF PROCEEDS; MARGIN REGULATIONS. All proceeds of each Loan will be used by the Borrower only in accordance with the provisions of
SECTION 2.2(b). No part of the proceeds of any Loan will be used by the Borrower to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations G, T, U or X of the Federal Reserve Board.

     j. GOVERNMENTAL APPROVALS. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with (i) the execution, delivery and performance of any Loan Document or the consummation of any of the transactions contemplated therein or (ii) the legality, validity, binding effect or enforceability of any Loan Document, except those listed on
SCHEDULE 4.10 that have already been duly made or obtained and remain in full force and effect.

     k. SECURITY INTERESTS AND LIENS. The Security Documents create, as security for the Obligations, valid and enforceable security interests in and Liens on all of the Collateral, in favor of the Agent, for the ratable benefit of the Banks, the Agent and the Managing Agent and the Interest Rate Providers, and subject to no other Liens other than Permitted Liens. The security interests in and Liens on the Collateral (other than "FIXTURES" (as defined in the Uniform Commercial Code of the State of New York) at locations with respect to which no fixture filing has been made) the perfection and priority of which is subject to the Uniform Commercial Code of any jurisdiction, 49 U.S.C. 11303 or the laws of England relating to the perfection of Liens on shares of English companies shall be superior to and prior to the rights of all third parties (except as disclosed on SCHEDULE 4.11), and no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than the filing of continuation statements in accordance with applicable law.

     l. TAX RETURNS AND PAYMENTS. Each Loan Party, VECTRA (U.K.) and Provident has filed all tax returns required to be filed by it and has paid all taxes and assessments payable by it which have become due, other than those not yet delinquent or those that are reserved

                                       35.

against in accordance with GAAP which are being diligently contested in good faith by appropriate proceedings.

     m. ERISA. Neither the Borrower nor any of its Subsidiaries has Plans other than those listed on SCHEDULE 4.13. No accumulated funding deficiency (as defined in Section 412 of the Code or Section 302 of ERISA) or Reportable Event has occurred with respect to any Plan. There are no Unfunded Benefit Liabilities under any Plan. The Borrower and each member of its ERISA Controlled Group have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and is not in "DEFAULT" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan. The aggregate potential total withdrawal liability, and the aggregate potential annual withdrawal liability payments of the Borrower and the members of its ERISA Controlled Group as determined in accordance with Title IV of ERISA as if the Borrower and the members of its ERISA Controlled Group had completely withdrawn from all Multiemployer Plans is not greater, in the aggregate, than $10,000. To the best knowledge of the Borrower and each member of its ERISA Controlled Group, no Multiemployer Plan is or is likely to be in reorganization (as defined in Section 4241 of ERISA or Section 418 of the Code) or is insolvent (as defined in Section 4245 of ERISA). No material liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Plan or any trust established under Title IV of ERISA has been, or is expected by the Borrower or any member of its ERISA Controlled.Group to be, incurred by the Borrower or any member of its ERISA Controlled Group. Except as otherwise disclosed on SCHEDULE 4.13 hereto, neither the Borrower nor any member of its ERISA Controlled Group has any contingent liability with respect to any post-retirement benefit under any "WELFARE PLAN" (as defined in Section 3(1) of ERISA), other than liability for continuation coverage under Part 6 of Title I of ERISA. No lien under Section 412(n) of the Code or 302(f) of ERISA or requirement to provide security under Section 401(a)(29) of the Code or
Section 307 of ERISA has been or is reasonably expected by the Borrower or any member of its ERISA Controlled Group to be imposed on the assets of the Borrower or any member of its ERISA Controlled Group.

     n. INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. No Loan Party or any other Subsidiary of the Borrower is (x) an "INVESTMENT COMPANY" or a company "CONTROLLED" by an "INVESTMENT COMPANY," within the meaning of the Investment Company Act of 1940, as amended, (y) a "HOLDING COMPANY" or a "SUBSIDIARY COMPANY" of a "HOLDING COMPANY" or an "AFFILIATE" of either a "HOLDING COMPANY" or a "SUBSIDIARY COMPANY" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (z) subject to any other federal.or state law or regulation which purports to restrict or regulate its ability to borrow money.

     o. TRUE AND COMPLETE DISCLOSURE. All factual information (taken as a whole) furnished by or on behalf of any Loan Party or any other Subsidiary of the Borrower in writing to the Agent or any Bank on or prior to the Tranche-B Closing Date, for purposes of or in connection with this Agreement is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any Loan Party or any other Subsidiary of the Borrower in writing to the Agent or any Bank will be, true and accurate in all material respects on the date as

                                       36.

of which such information is dated or furnished and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time. As of the Tranche-B Closing Date, there are no facts, events or conditions known to the Borrower which, individually or in the aggregate, have or could be expected to have a Material Adverse Effect.

     p. CORPORATE STRUCTURE; CAPITALIZATION. SCHEDULE 4.16 hereto sets forth, the number of authorized and issued shares of capital stock, membership interest or other equity interest of the Borrower and each of its Subsidiaries and of each Loan Party and each Subsidiary of each Loan Party, the par value thereof and the registered owner(s) thereof. All of such stock, membership interest or other equity interest has been duly and validly issued and is fully paid and nonassessable. Except as set forth on SCHEDULE 4.16, neither the Borrower, any Loan Party nor any such Subsidiary has outstanding any securities convertible into or exchangeable for its capital stock, membership interest or other equity interest nor does any Loan Party or any such Subsidiary have outstanding any rights to subscribe for or to purchase, or any warrants or options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to its capital stock, membership interest or other equity interest.

     q.   ENVIRONMENTAL MATTERS.

          i. Except as set forth in SCHEDULE 4.17, (i) each of the Loan Parties and their Environmental Affiliates are in compliance with all applicable Environmental Laws, (ii) each of the Loan Parties and their Environmental Affiliates have all Environmental Approvals required to operate their businesses as presently conducted or as reasonably anticipated to be conducted, (iii) none of the Loan Parties nor any of their Environmental Affiliates has received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that such Loan Party or Environmental Affiliate is not in full compliance with all Environmental Laws, and (iv) to the Borrower's best knowledge after due inquiry, there are no circumstances that may prevent or interfere with such full compliance in the future.

          ii. Except as set forth in SCHEDULE 4.17, there is no Environmental Claim pending or threatened against any Loan Party, any other Subsidiary of the Borrower or its Environmental Affiliate.

          iii. Except as set forth in SCHEDULE 4.17, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Material of Environmental Concern, that could form the basis of any Environmental Claims against any of the Loan Parties or any of their Environmental Affiliates.

          iv. Without in any way limiting the generality of the foregoing, except as disclosed in SCHEDULE 4.17, (i) there are no on-site or off-site locations in which any Loan Party or its Environmental Affiliate has stored, disposed or arranged for the disposal of Materials of

                                       37.

Environmental Concern, (ii) there are no underground storage tanks located on property owned or leased by any Loan Party or its Environmental Affiliate,
(iii) there is no asbestos contained in or forming part of any building, building component, structure or office space owned or leased by any Loan Party or its Environmental Affiliate, and (iv) no polychlorinated biphenyls
(PCB's) are used or stored at any property owned or leased by any Loan Party or its Environmental Affiliate.

     r. PATENTS, TRADEMARKS, ETC. SCHEDULE 4.18 lists, to the best of the Borrower's knowledge after due inquiry, all trademarks, service marks, patents and copyrights owned by each Loan Party and, to the best of the Borrower's knowledge after due inquiry, identifies each trademark, service mark, and patent licensing agreement with respect to which any Loan Party is licensor or licensee. Each of the Loan Parties have obtained and hold in full force and effect all material patents, trademarks, service marks, trade names, copyrights and other such rights, free from burdensome restrictions, which are necessary for the operation of its business as presently conducted. No material product, process, method, substance, part or other material presently sold by or employed by any Loan Party in connection with such business infringes any patent, trademark, service mark, trade name, copyright, license or other right owned by any other Person. There is not pending or overtly threatened any claim or litigation against or affecting any Loan Party contesting its right to sell or use any such product, process, method, substance part or other material.

     s. OWNERSHIP OF PROPERTY. SCHEDULE 4.19 sets forth all the real property owned or leased by the Loan Parties and identifies the street address, the current owner (and current record owner, if different) and whether such property is leased or owned. The Loan Parties have good and marketable fee simple title to or valid leasehold interests in all of such real property and good title to all of their personal property subject to no Lien of any kind except Liens permitted hereby. The Loan Parties enjoy peaceful and undisturbed possession under all of their respective leases.

     t. NO DEFAULT. No Loan Party or any of their Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound in any respect which could result in a Material Adverse Effect. No Default or Event of Default exists.

     u. LICENSES, ETC. The Loan Parties have obtained and hold in full force and effect, all franchises, licenses, permits, certificates, contracts, certificates of compliance, topical reports, authorizations, qualifications, accreditation, easements, rights of way and other rights, consents and approvals (collectively, "APPROVALS") which are necessary for the operation of their respective businesses as presently conducted. All material Approvals of the Nuclear Regulatory Commission and all other Approvals material to the business and operations of the business of the Borrower and its Subsidiaries are listed on SCHEDULE 4.21 hereto.

     v. COMPLIANCE WITH LAW. Each Loan Party and each of their Subsidiaries is in compliance with all material laws, rules, regulations, orders, judgments, writs and decrees.

                                       38.

     w. NO BURDENSOME RESTRICTIONS. No Loan Party nor any of their Subsidiaries is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could have a Material Adverse Effect.

     x. LABOR MATTERS. Except as set forth on SCHEDULE 4.24, there are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower, any of its Subsidiaries or any of the Loan Parties, and none of such Persons has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

     y. NUCLEAR INSURANCE MATTERS; ETC. All risks of the Borrower and its Subsidiaries and their respective businesses and operations relating to nuclear or radioactive materials (whether such risks arose with respect to the handling, transportation or storage of such materials, engineering services or otherwise) are insured (subject to standard and prudent deductibles) under the American Nuclear Insurers "FACILITY FORM" policies of customers of the Borrower and its Subsidiaries or the American Nuclear Insurers "SUPPLIER'S AND TRANSPORTER'S FORM" policy currently maintained by the Borrower.

I.   AFFIRMATIVE COVENANTS.

     The Borrower covenants and agrees that on and after the Tranche-B Closing Date and until the Total Commitment has terminated, and the Obligations are paid in full:

     a.   INFORMATION COVENANTS.  The Borrower will furnish to each Bank:

          i. QUARTERLY FINANCIAL STATEMENTS. Within forty five (45) days after the close of each quarterly accounting period in each fiscal year of the Borrower, the consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such quarterly period and the related consolidated and consolidating statements of income and consolidated statements of cash flow and retained earnings for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and in each case setting forth comparative figures for the related periods in the prior fiscal year.

          ii. ANNUAL FINANCIAL STATEMENT. Within ninety (90) days after the close of each fiscal year of the Borrower, the consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income and consolidated statements of cash flow and retained earnings for such fiscal year, setting forth comparative figures for the preceding fiscal year and, with respect to such consolidated financial statements, certified without qualification by Ernst & Young or other independent certified public accountants of recognized national standing reasonably acceptable to the Required Banks, in each case together with a report of such accounting firm stating that in the course of its regular audit of the consolidated financial statements of the Borrower, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge of any Default or Event of Default, or if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

          iii. MONTHLY FINANCIAL STATEMENTS. Within thirty (30) days after the end of each monthly reporting period in each fiscal year of the Borrower (or, in the case of monthly reporting periods which end on the last day of a fiscal quarter of the Borrower, within forty five (45) days of the end of each such monthly reporting period), the consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such monthly reporting period and the related consolidated and consolidating statements of income and consolidated statements of cash flow and retained earnings for such monthly reporting period and for the elapsed portion of the fiscal year ended on the last day of such monthly reporting period, and in each case setting forth comparative figures for the related periods in the prior fiscal year.

          iv. MANAGEMENT LETTERS. Promptly after the Borrower's receipt thereof, a copy of any "MANAGEMENT LETTER" or other material report received by the Borrower from its certified public accountants.

          v.   BUDGETS.  For each fiscal year of the Borrower, within fifteen
(15) days of the approval of the Borrower's Board of Directors of the same (but in no event later than January 15 of such fiscal year), a budget and financial forecast of results of operations and sources and uses of cash (in form satisfactory to the Required Banks and in any event on a monthly, quarterly and annual basis and in a form comparable to the monthly, quarterly and annual financial statements to be delivered by the Borrower with respect to each such period pursuant to subsections (a), (b) and (c) above) prepared by the Borrower for such fiscal year, accompanied by a written statement of the assumptions used in connection therewith, together with a certificate of the chief financial officer of the Borrower to the effect that such budget and financial forecast and assumptions are reasonable and represent the Borrower's good faith estimate of its future financial requirements and performance. The financial statements required to be delivered pursuant to subsections (a), (b) and (c) above shall be accompanied by a comparison of the actual financial results set forth in such financial statements to those contained in the forecasts delivered pursuant to this subsection (e) together with an explanation of any material variations from the results anticipated in such forecasts.

          vi. OFFICER'S CERTIFICATES. At the time of the delivery of the financial statements under clauses (a), (b) and (c) above, a certificate of the chief financial officer of the Borrower which certifies (x) that such financial statements fairly present the financial condition and the results of operations of the Borrower and its Subsidiaries on the dates and for the periods indicated, subject, in the case of interim financial statements, to normally recurring year-end adjustments and (y) that such officer has reviewed the terms of the Loan Documents and has made, or caused to be made under his or her supervision, a review in reasonable detail of the business and condition of the Borrower and its Subsidiaries during the accounting period covered by such financial statements, and that as a result of such review such officer has concluded that no Default or Event of Default has occurred during the period commencing at the beginning of

                                       40.

the accounting period covered by the financial statements accompanied by such certificate and ending on the date of such certificate or, if any Default or Event of Default has occurred, specifying the nature and extent thereof and, if continuing, the action the Borrower proposes to take in respect thereof. Such certificate shall, in connection with the certificates required to be delivered pursuant to clauses (a) and (b) above, set forth the calculations required to establish whether the Borrower was in compliance with the provisions of
SECTION 6.1 during and as at the end of the accounting period covered by the financial statements accompanied by such certificate.

          vii. NOTICE OF DEFAULT OR LITIGATION. Immediately upon the occurrence thereof, notice of (i) the occurrence of any Default or Event of Default,
(ii) any material litigation or governmental proceeding pending or threatened against any Loan Party or any of their Subsidiaries and (iii) any other event, act or condition which could result in a Material Adverse Effect.

          viii.     ERISA.

            (1) As soon as possible and in any event within ten (10) days after the Borrower or any member of its ERISA Controlled Group knows, or has reason to know, that:

                    (i) any Termination Event with respect to a Plan has occurred or will occur, or

                    (ii) any condition exists with respect to a Plan which presents a material risk of termination of the Plan or imposition of an excise tax or other liability on the Borrower or any member of its ERISA Controlled Group, or

                    (iii) the Borrower or any member of its ERISA Controlled Group has applied for a waiver of the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, or

                    (iv) the Borrower or any member of its ERISA Controlled Group has engaged in a "PROHIBITED TRANSACTION", as defined in Section 4975 of the Code or as described in Section 406 of ERISA, that is not exempt under
Section 4975 of the Code and Section 408 of ERISA, or

                    (v) the aggregate present value of the Unfunded Benefit Liabilities under all Plans has in any year increased by $10,000 or to an amount in excess of $50,000, or

                    (vi) any condition exists with respect to a Multiemployer Plan which presents a material risk of a partial or complete withdrawal (as described in Section 4203 or 4205 of ERISA) by the Borrower or any member of its ERISA Controlled Group from a Multiemployer Plan, or

                                       41.

                    (vii) the Borrower or any member of its ERISA Controlled Group is in "DEFAULT" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan, or

                    (viii) a Multiemployer Plan is in "REORGANIZATION" (as defined in Section 418 of the Code or Section 4241 of ERISA) or is "INSOLVENT" (as defined in Section 4245 of ERISA), or

                    (ix) any potential withdrawal liability (as determined in accordance with Title IV of ERISA) of the Borrower and the members of its ERISA Controlled Group with respect to all Multiemployer Plans (i) exists or (ii) at any time after the notice provided for in clause (i) has been made, has in any year increased by $10,000 or to an amount in excess of $50,000, or

                    (x) there is an action brought against the Borrower or any member of its ERISA Controlled Group under Section 502 of ERISA with respect to its failure to comply with Section 515 of ERISA, a certificate of the president or chief financial officer of the Borrower setting forth the details of each of the events described in clauses (A) through
(J) above as applicable and the action which the Borrower or the applicable member of its ERISA Controlled Group proposes to take with respect thereto, together with a copy of any notice or filing from the PBGC or which may be required by the PBGC or other agency of the United States government with respect to each of the events described in clauses (A) through (j) above, as applicable.

            (2) As soon as possible and in any event within two (2) Business Days after the receipt by the Borrower or any member of its ERISA Controlled Group of a demand letter from the PBGC notifying the Borrower or such member of its ERISA Controlled Group of its final decision finding liability and the date by which such liability must be paid, a copy of such letter, together with a certificate of the president or chief financial officer of the Borrower setting forth the action which the Borrower or such member of its ERISA Controlled Group proposes to take with respect thereto.

          ix. SEC FILINGS. Promptly upon transmission thereof, copies of all prospectuses and regular and periodic financial information, proxy materials and other information and reports, if any, which any Loan Party or any of their Subsidiaries shall file with the Securities and Exchange Commission or any governmental agencies substituted therefore or which any Loan Party or any of their Subsidiaries shall send to its stockholders.

          x. ENVIRONMENTAL. Promptly and in any event (i) within five (5) Business Days after (A) the receipt by any Loan Party or any of its Environmental Affiliates of any written communication from a governmental authority that alleges that such Loan Party or Environmental Affiliate is not in compliance with applicable Environmental Laws, (B) any Loan Party or any of its Environmental Affiliates shall obtain actual knowledge that there exists

                                       42.

(1) any Environmental Claim pending against such Loan Party or such Environmental Affiliate or (2) any material Environmental Claim, to the knowledge of any Loan Party, threatened against such Loan Party or such Environmental Affiliate or (C) any release, emission, discharge or disposal of any Material of Environmental Concern that could reasonably be likely to form the basis of any material Environmental Claim against any Loan Party or any of their Environmental Affiliates and (ii) within thirty (30) calendar days after the receipt by any Loan Party or any of its Environmental Affiliates of any written communication from a citizens group, employee or (other than as required pursuant to (i)(A) above) otherwise, that alleges that such Loan Party or Environmental Affiliate is not in compliance with applicable Environmental Laws, a certificate of the chief executive officer or chief financial officer of the Borrower specifying in detail the nature of such condition and the applicable Loan Party's or Environmental Affiliate's proposed response thereto.

          xi. OPERATING PERFORMANCE REPORT. Within thirty (30) days after the end of each month, in each case in form and substance satisfactory to the Agent,
(i) a breakdown of operating revenue on a customer by customer basis prepared for that month and the Borrower's fiscal year to date, and (ii) a report detailing the breakdown for the Borrower and its Subsidiaries of operating performance on a business segment basis prepared for that month and the fiscal year to date, detailing revenues and operating profits.

          xii. PRESS RELEASES. Concurrently with the dissemination thereof, copies of all press releases distributed by the Borrower or any Subsidiary.

          xiii. OTHER REPORTS. Within five (5) Business Days of the filing thereof, copies of all reports filed by the Borrower or any of its Subsidiaries with the Nuclear Regulatory Commission or any other governmental agency having regulatory authority over the Borrower or any of its Subsidiaries.

          xiv. CHANGE OF EXECUTIVE OFFICERS. Within five (5) Business Days of the occurrence thereof, notice that Ray A. Fortney shall cease to be actively employed as a senior executive officer of the Borrower.

          xv. APPROVAL PROCEEDINGS. Within five (5) Business Days of its receipt thereof, copies of any citation, order to show cause, or other legal process or order that could have a Material Adverse Effect, directing the Borrower or any of its Subsidiaries to become a party to or to appear at any proceeding or hearing by or before any governmental agency or instrumentality or any municipality or other agency or instrumentality which shall have granted to Borrower or the Subsidiaries an Approval.

          xvi. REVOCATION, ETC. OF APPROVALS. Within five (5) Business Days of the occurrence thereof, notice of any (i) refusal or failure by any governmental agency or instrumentality to renew or extend any material Approval,
(ii) proposed or actual revocation, termination, or modification (whether favorable or adverse) of any material Approval, (iii) denial or threatened denial or revocation or modification by any governmental agency or instrumentality

                                       43.

of any material Approval required by law, or (iv) notice from any governmental agency or instrumentality with respect to any of the foregoing or with respect to any proceeding or hearing which might result in any of the foregoing.

          xvii. OTHER INFORMATION. From time to time, such other information or documents (financial or otherwise) as any Bank may reasonably request.

          xviii.    MONTHLY REPORTS.  As soon as practicable and in any event
within fifteen (15) (as to clauses (i), (ii) and (iii), below) or thirty (30) (as to clauses (iv) and (v), below) days, as applicable, after the end of each month, a monthly Borrower-prepared report, including (i) as to the current backlog under contracts with customers of the Borrower and its Subsidiaries as of the last day of the immediately preceding month, (ii) a list of bids for new customer contracts won, lost and currently outstanding made by the Borrower and its Subsidiaries during the immediately preceding month, (iii) a list of material contracts anticipated to be bid on by the Borrower or any of its Subsidiaries within the next 6 months, including a description of each, (iv) a monthly borrowing base projection for the current month for each working capital line of credit available to the Borrower or any of its Subsidiaries and (v) a comparison of the actual accounts receivables and available borrowing bases under working capital lines of credit as of the last day of the immediately preceding month against the accounts receivables and available borrowing bases under working capital lines of credit projected for such date in the monthly report delivered with respect to the prior month, in each case of the Borrower and its Subsidiaries, with an explanation for any material variance.

          xix. WEEKLY REPORTS. As soon as practicable and in any event by Wednesday of each week, a weekly Borrower-prepared report, including (1) a utilization report as to the hours charged by the Borrower and its Subsidiaries for engineering services provided to customers during the immediately preceding 4 week period, (2) as to the Borrower's cash position, in the form of a daily comparison of cash receipts against cash disbursements, including cash balance, borrowings by the Borrower under the Receivables Facility and the availability for additional borrowings under the Receivables Facility, for the immediately preceding 2 week period, (3) as to the Borrower's projected cash position, in the form of a daily comparison of cash receipts against cash disbursements, including cash balance, borrowings by the Borrower under the Receivables Facility and the availability for additional borrowings under the Receivables Facility, for the current and next succeeding week and (4) as to the Capital Expenditures made or incurred committed to be made or incurred (a) during the immediately preceding week and (b) cumulatively since the beginning of the current fiscal quarter.

     b. BOOKS, RECORDS AND INSPECTIONS. The Borrower shall, and shall cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Subject to applicable regulations of the United States Department of Energy and the United States Department of Defense, the Borrower shall, and shall cause each of its Subsidiaries to, permit officers and designated representatives of any Bank to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, and

                                       44.

to examine the books of record and account of the Borrower or any of its Subsidiaries, and discuss the affairs, finances and accounts of the Borrower or any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants, in each case as such Bank reasonably deems necessary or desirable, upon reasonable notice and at such reasonable times as such Bank may desire. The Borrower shall schedule an annual meeting with the Banks attended by its senior officers convenient to each Bank, to discuss the business, operations and financial results of the Borrower and its Subsidiaries.

     c. MAINTENANCE OF INSURANCE. The Borrower shall, and shall cause each of its Subsidiaries to, (a) maintain with financially sound and reputable insurance companies insurance on itself and its properties in at least such amounts and against at least such risks as are customarily insured against in the same general area by companies engaged in the same or a similar business, which insurance shall in any event not provide for less coverage than the insurance in effect on the Tranche-B Closing Date (which coverage shall include at least $10,000,000 in Director's & Officer's Liability coverage), (b) maintain the Agent and the Banks as named additional insureds and loss payees in respect of such insurance at least to the extent the Agent and the Banks are so named on the Tranche-B Closing Date, (c) ensure that all risks of the Borrower and its Subsidiaries and their respective businesses or operations relating to nuclear or radioactive materials (whether such risks arise with respect to the handling, transportation or storage of such materials, engineering activities or otherwise) are insured (subject to standard and prudent deductibles) under the American Nuclear Insurers "FACILITY FORM" policies of customers of the Borrower and its Subsidiaries, under the American Nuclear Insurers "SUPPLIER'S AND TRANSPORTER'S FORM" policy currently maintained by the Borrower or under other coverages satisfactory to the Agent and the Banks and (d) furnish to each Bank from time to time, upon written request, the policies under which such insurance is issued, certificates of insurance and such other information relating to such insurance as such Bank may request.

     d.   TAXES.

          i. The Borrower shall pay or cause to be paid, and shall cause each of its Subsidiaries to pay or cause to be paid, when due, all taxes, charges and assessments and all other lawful claims required to be paid by the Borrower or such Subsidiaries, except as contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves have been established with respect thereto in accordance with GAAP and neither the Borrower's nor any of its Subsidiaries' title to or right to use any of its properties or assets is adversely affected by such nonpayment.

          ii. The Borrower shall not, and shall not permit any of its Subsidiaries to, file or consent to the filing of any consolidated tax return with any Person (other than the Borrower and its Subsidiaries).

     e. CORPORATE FRANCHISES. The Borrower shall, and shall cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its patents, trademarks, service marks, trade names, copyrights,

                                       45.

franchises, licenses, permits, certificates, authorizations, qualifications, accreditation, easements, rights of way and other rights, consents and approvals.

     f. COMPLIANCE WITH LAW. The Borrower shall, and shall cause each of its Subsidiaries to, comply with all applicable laws, rules, statutes, regulations, decrees and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of their business and the ownership of their property, including, without limitation, all Environmental Laws.

     g. PERFORMANCE OF OBLIGATIONS. The Borrower shall, and shall cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement, debt instrument, lease, undertaking and contract by which it or any of its properties is bound or to which it is a party.

     h. MAINTENANCE OF PROPERTIES. The Borrower shall, and shall cause each of its Subsidiaries to, ensure that its properties used or useful in its business are kept in good repair, working order and condition, normal wear and tear excepted.

     i.   ADDITIONAL COLLATERAL.

          i. Concurrently with the consummation of any acquisition of assets or properties (including, without limitation, the capital stock (or other instruments or securities evidencing ownership) of any Person) by the Borrower or its Subsidiaries or the formation of any new Subsidiary of the Borrower, the Borrower shall:

            (1) in the case of an acquisition of capital stock of any Person by the Borrower or any Subsidiary of the Borrower or the formation of a new Subsidiary of the Borrower: (A) if a Subsidiary of the Borrower is the acquiror of such capital stock or other instruments or securities evidencing ownership and such Subsidiary is not then a party to the Subsidiary Pledge Agreement, cause such Subsidiary to deliver to the Agent a duly executed counterpart signature page to the Subsidiary Pledge Agreement, in the form attached thereto as Annex I, together with the authorization to the Agent and the Banks to attach such signature pages to the Subsidiary Pledge Agreement, (B) deliver or cause to be delivered to the Agent all of the certificates representing the capital stock or other instruments or securities evidencing ownership so acquired or of such newly created Subsidiary as additional collateral for the Obligations, to be held by the Agent in accordance with the terms of the Pledge Agreement or a Subsidiary Pledge Agreement, as the case may be and (C) cause any new Subsidiary which is being acquired or formed to deliver to the Agent (1) duly executed counterpart signature pages to each of the Guaranty, the Subsidiary Security Agreement and the Intercompany Security Agreement, in the forms attached respectively thereto as Annex I, together with the authorization to the Agent and the Banks to attach such signature pages to the Guaranty, the Subsidiary Security Agreement and the Intercompany Security Agreement, respectively, (2) a duly executed Intercompany Demand Note, which note shall have been indorsed in blank by the Borrower, (3) if such Subsidiary owns any capital stock or other instruments or securities evidencing

                                       46.

ownership of any other Person, a duly executed counterpart signature page to the Subsidiary Pledge Agreement in the form attached thereto as Annex I, together with the authorization to the Agent and the Banks to attach such signature page to the Subsidiary Pledge Agreement, and deliver certificates evidencing such capital stock, instruments or securities to the Agent together with stock powers duly executed in blank, (4) if such Subsidiary owns any registered trademarks or owns any patents or owns or exclusively licenses and registered copyrights, a duly executed counterpart signature page to the Subsidiary Intellectual Property Security Agreement in the form attached thereto as Annex I, together with the authorization to the Agent and the Banks to attach such signature page to the Subsidiary Intellectual Property Security Agreement, (5) such Uniform Commercial Code financing statements as shall be required to perfect the security interest of the Agent and the Banks in the Collateral being pledged by such new Subsidiary pursuant to the Subsidiary Security Agreement and (6) unless otherwise agreed to in writing by the Required Banks, a Mortgage on each parcel of real property owned by any Subsidiary so acquired or created, together with such title insurance policies, surveys and appraisals as the Required Banks may have reasonably requested;

            (2) in the case of an acquisition of assets by the Borrower or any Subsidiary, deliver or cause to be delivered by the Borrower or such Subsidiary acquiring such assets, such Uniform Commercial Code financing statements as shall be required to perfect the security interest of the Agent and the Banks in the assets being so acquired and unless otherwise agreed to in writing by the Required Banks, a Mortgage on each parcel of real property so acquired together with such title insurance policies, surveys and appraisals as the Required Banks may have reasonably requested; and

            (3) in any case, provide such other documentation, including, without limitation, one or more opinions of counsel reasonably satisfactory to the Required Banks, articles of incorporation, bylaws and resolutions, which in the reasonable opinion of the Required Banks is necessary or advisable in connection with such acquisition or formation of such new Subsidiary.

          ii. Concurrently with the construction or acquisition by the Borrower or any of its Subsidiaries of any railcars or other rolling stock, the Borrower or such Subsidiary shall deliver to the Agent such Interstate Commerce Commission filings and recordings (each duly executed and delivered by the Borrower or such Subsidiary, as appropriate) deemed necessary by the Agent to evidence the Lien granted to the Agent in such railcars or rolling stock.

          iii. Nothing contained in this SECTION 5.9 shall be construed to permit any acquisition or the creation of any Subsidiary which is otherwise prohibited by the terms of this Agreement or any other Loan Document.

                                       47.

J.   NEGATIVE COVENANTS.

     The Borrower covenants and agrees that on and after the Tranche-B Closing Date until the Total Commitment has terminated, and the Obligations are paid in full:

     a.   FINANCIAL COVENANTS.

          i.   LEVERAGE RATIO.  The Borrower shall not permit the ratio of
(i) Consolidated Total Indebtedness at the end of any fiscal quarter of the Borrower during the periods set forth below to (ii) EBITDA of the Borrower and its Subsidiaries for the four fiscal quarters of the Borrower then ended (taken as one accounting period) (the "LEVERAGE RATIO") to exceed the ratio set forth opposite such period; PROVIDED, HOWEVER, that calculations of the Leverage Ratio shall specifically exclude the effect of any one time charges, write-offs or adjustments relating to severance and restructuring costs incurred during the Borrower's fiscal year ended January 2, 1995 up to an aggregate amount not to exceed $3,427,000 and any one time severance costs, write-downs and write-offs associated with the sale of the Plant Services Assets pursuant to the Plant Services Purchase Agreement to an aggregate amount not to exceed $3,885,000:

                  PERIOD                               RATIO

          Tranche-B Closing Date - 10/1/95           3.00 : 1.0

          10/2/95 - 12/31/95                         2.40 : 1.0

          1/1/96 - Tranche-A Maturity Date           1.50 : 1.0

     ii. INTEREST COVERAGE RATIO. The Borrower shall not permit the ratio of EBITDA to Consolidated Interest Expense for the four fiscal quarters ending on the last day of any fiscal quarter of the Borrower ending during any period set forth below, to be less than the ratio set forth opposite such period; PROVIDED, HOWEVER, calculations of the Interest Coverage Ratio shall specifically exclude the effect of any one time charges, write-offs or adjustments relating to severance and restructuring costs incurred during the Borrower's fiscal year ended January 2, 1995 up to an aggregate amount not to exceed $3,427,000 and any one time severance costs, write-downs and write-offs associated with the sale of the Plant Services Assets pursuant to the Plant Services Purchase Agreement to an aggregate amount not to exceed $3,885,000:

                 PERIOD                                RATIO

          Tranche-B Closing Date - 10/1/95           4.45 : 1.0

          10/2/95 - Tranche-A Maturity Date          5.00 : 1.0

                                       48.

          iii. FIXED CHARGE COVERAGE RATIO. The Borrower shall not permit the ratio of Earnings Available for Fixed Charges to Fixed Charges for the four fiscal quarters of the Borrower ending on the last day of any fiscal quarter of the Borrower ended during any period set forth below, to be less than the ratio set forth opposite such period; PROVIDED, HOWEVER, calculations of the Fixed Charge Coverage Ratio shall specifically exclude the effect of any one time charges, write-offs or adjustments relating to severance and restructuring costs incurred during the Borrower's fiscal year ended January 2, 1995 up to an aggregate amount not to exceed $3,427,000 and any one time severance costs, write-downs and write-offs associated with the sale of the Plant Services Assets pursuant to the Plant Services Purchase Agreement to an aggregate amount not to exceed $3,885,000:

                 PERIOD                                RATIO

          Tranche-B Closing Date - 10/1/95           1.10 : 1.0

          10/2/95 - 12/31/95                         1.20 : 1.0

          1/1/96 - 3/31/96                           1.30 : 1.0

          4/1/96 - 6/30/96                           1.35 : 1.0

          7/1/96 - 9/29/96                           1.40 : 1.0

          9/30/96 - 12/29/96                         1.45 : 1.0

          12/30/96- Tranche-A Maturity Date          1.50 : 1.0

          iv. MINIMUM CONSOLIDATED NET WORTH. The Borrower shall not permit Consolidated Net Worth at any time to be less than the sum of (i) $30,000,000 plus (ii) fifty percent of the cumulative amount of Consolidated Net Income for each fiscal quarter (to the extent that the same is a positive number) of the Borrower ending after January 7, 1994.

          v. CAPITAL EXPENDITURES. The Borrower shall not make or incur (or commit to make or incur) and shall not permit any of its Subsidiaries to make or incur (or commit to make or incur) any Capital Expenditures, except Capital Expenditures of the Borrower and its Subsidiaries during any of the periods set forth below not to exceed in the aggregate the amount set forth opposite such period:


                 PERIOD                                 RATIO

          Tranche-B Closing Date - 10/1/95           $  800,000

          10/2/95 - 12/31/95                         $  400,000

                                       49.

          1/1/96 - 12/29/96                          $5,000,000

          12/30/96 - 12/28/97                        $5,000,000

          12/29/97 - 1/3/99                          $5,000,000

Amounts permitted for Capital Expenditures during any of the Borrower's fiscal quarters ending July 2 or October 1, 1995 but not utilized during such quarter may be rolled over and used in the next succeeding fiscal quarter; PROVIDED that no such unutilized amounts may be rolled over and utilized beyond December 31, 1995.

     b. INDEBTEDNESS. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume, suffer to exist or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, other than:

          i.   Indebtedness hereunder and under the other Loan Documents;

          ii. Indebtedness outstanding on the Tranche-B Closing Date and set forth on SCHEDULE 6.2 hereto;

          iii. Indebtedness permitted under SECTION 6.6;

          iv.  Indebtedness of the Borrower of the type described in clause
(viii) of the definition of Indebtedness to the extent that the incurrence of the same has been approved in writing by the Required Banks;

          v. Indebtedness with respect to Capital Leases and other purchase money indebtedness, in each case incurred to finance Capital Expenditures permitted under SECTION 6.1, not in excess of $500,000 in the aggregate at any one time outstanding; provided that any such Indebtedness shall not exceed 80% of the lesser of the purchase price or the fair market value of the asset so financed;

          vi. Indebtedness of Receivableco to the Receivableco Banks under the Receivables Facility Documents;

          vii. Indebtedness of Receivableco to GSI or Services that is evidenced by a Receivables Note;

          viii.     Indebtedness of the Borrower to its Subsidiaries;

          ix. (i) Indebtedness of wholly-owned Subsidiaries of the Borrower (other than VECTRA (U.K.) and Provident) to the Borrower incurred for working capital purposes solely in connection with the cash management system of the Borrower as in effect on the Tranche-B Closing Date provided that each such Subsidiary has duly executed and delivered an

                                       50.

Intercompany Demand Note and the Intercompany Security Agreement and provided further that such Intercompany Demand Note has been duly indorsed in blank by the Borrower and delivered to the Agent as collateral security for the Obligations pursuant to the Pledge Agreement and (ii) Indebtedness of Services to the Borrower permitted under SECTION 6.8(i);

          x. Indebtedness of VECTRA (U.K.) incurred by VECTRA (U.K.) in an aggregate amount not to exceed L500,000; and

          xi. other unsecured Indebtedness of the Borrower and its Subsidiaries (other than Provident and VECTRA (U.K.)) created, incurred or assumed after the date hereof not enumerated in clauses (a) through (j) above which is subordinated to the Obligations on terms and conditions satisfactory to each Bank and which is otherwise satisfactory in form and substance to each Bank; PROVIDED that the aggregate outstanding principal amount of such Indebtedness shall not exceed $2,000,000 at any one time outstanding.

     c. LIENS. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist, directly or indirectly, any Lien on any of its property now owned or hereafter acquired, other than the following (collectively, "PERMITTED LIENS"):

          i.   Liens existing on the Tranche-B Closing Date and set forth on
SCHEDULE 6.3 hereto;

          ii. Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;

          iii. Statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by Law (other than any Lien imposed by ERISA or pursuant to any Environmental Law) created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate bonds have been posted;

          iv. Liens (other than any Lien imposed by ERISA or pursuant to any Environmental Law) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          v. Easements, rights of way, zoning and similar restrictions and other similar charges or encumbrances not interfering with the ordinary conduct of the business of the Borrower or any of its Subsidiaries and which do not detract materially from the value of the property to which they attach or impair materially the use thereof by the Borrower or any of its

                                       51.

Subsidiaries or materially adversely affect the security interests of the Agent or the Banks therein;

          vi. Liens granted to the Agent for the benefit of the Banks pursuant to the Security Documents securing the Obligations;

          vii. Liens on the accounts receivable of VECTRA (U.K.) which secure the Indebtedness permitted pursuant to SECTION 6.2(j);

          viii.     Cash collateralization of letters of credit permitted under
SECTION 6.6(d);

          ix. Liens on the Purchased Assets created pursuant to the Receivables Facility Documents;

          x. Liens created pursuant to Capital Leases and to secure other purchase money Indebtedness permitted pursuant to SECTION 6.2(e), provided that such Liens are only in respect of the property or assets subject to, and secure only, the respective Capital Lease or other purchase money Indebtedness; and

          xi. Liens granted to AFCO in the unearned premiums and dividends which may become payable under the insurance policies financed by AFCO and loss payments under such policies which reduce the unearned premiums, provided such Lien in the loss payments is expressly subject to the interest of any mortgagee or loss payee under such policies.

     d.   RESTRICTION ON FUNDAMENTAL CHANGE.

          i. The Borrower shall not, and shall not permit any of its Subsidiaries to, in each case without the prior written consent of the Required Banks, enter into any merger or consolidation, or liquidate, windup or dissolve (or suffer any liquidation or dissolution), discontinue its business or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or any substantial part of its business or property, whether now or hereafter acquired, except as otherwise permitted under SECTION 6.5.

          ii. The Borrower shall not, and shall not permit any of its Subsidiaries to, (i) acquire by purchase or otherwise any property or assets of, or stock or other evidence of beneficial ownership of, any Person, except purchases of inventory, equipment, materials and supplies in the ordinary course of Borrower's or such Subsidiary's business, (ii) create any Subsidiary, or
(iii) enter into any partnership or joint venture, PROVIDED, that the Borrower or its Subsidiaries may enter into the Permitted Joint Venture if their investment therein is permitted under SECTION 6.8(e) hereof and that Waste Services may be merged into Services, with Services being the survivor.

          iii. Borrower shall not and shall not permit any of its Subsidiaries to, amend its certificate of incorporation or bylaws.

                                       52.

     e. SALE OF ASSETS. The Borrower shall not, and shall not permit any of its Subsidiaries to, convey, lease, sell, transfer or otherwise dispose of (or agree to do so at any future time) all or any part of its property or assets, except (i) [sales of inventory in the ordinary course of business, (ii) the Borrower, GSI and Services may sell the Purchased Assets to Receivableco pursuant to the terms of the respective Receivables Agreements and (iii)] sales of long-term assets to the extent that the net proceeds of such sales, in excess of $200,000, in the aggregate, from and after the Tranche-B Closing Date, are used solely to prepay principal amounts outstanding under the Loans, which amounts shall be prepaid within two (2) Business Days of receipt thereof by the Borrower and applied in inverse order to the scheduled installments for repayment of the Loans. For purposes of this covenant, seventy five percent (75%) of any net proceeds received from the sale of the Recytek Option shall be excluded from the calculation of net proceeds required to be applied to prepay the principal amount outstanding under the Loans.

     f. CONTINGENT OBLIGATIONS. The Borrower shall not, and shall not permit any of its Subsidiaries to, create or become or be liable with respect to any Contingent Obligation, except:

          i.   pursuant to the Guaranty or the Security Documents;

          ii. Contingent Obligations which are in existence on the Tranche-B Closing Date and which are set forth on SCHEDULE 6.6;

          iii. reimbursement obligations with respect to appeal, tender, bid and performance bonds posted by reputable bonding companies on behalf of the Borrower and its Subsidiaries supporting obligations of the Borrower and its Subsidiaries arising in the ordinary course of their respective businesses;

          iv. the Borrower may, in the ordinary course of its business, enter into guaranties of the performance of obligations of its Subsidiaries under contracts entered into by its Subsidiaries in the ordinary course of business with their respective customers; provided, that no such performance guaranty shall (i) support obligations of Subsidiaries for the payment of money or the performance of any other financial obligation of any Subsidiary or
(ii) otherwise constitute an obligation described in clauses (i) through (iv), inclusive, of the definition of Contingent Obligations;

          v. reimbursement obligations under letters of credit in an amount not to exceed $2,000,000 at any one time outstanding; and

          vi. indemnity obligations of the Borrower and Services arising under the terms of the Plant Services Purchase Agreement.

     g. DIVIDENDS. The Borrower shall not, and shall not permit any of its Subsidiaries to, declare or pay any dividends (other than dividends payable solely in common stock), or

                                       53.

return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, any shares of any class of its capital stock now or hereafter outstanding (or any options or warrants issued with respect to its capital stock), or set aside any funds for any of the foregoing purposes (all the foregoing "DIVIDENDS"), other than Dividends paid to the Borrower or any of its Subsidiaries by any of its wholly-owned Subsidiaries.

     h. ADVANCES, INVESTMENTS AND LOANS. The Borrower shall not, and shall not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or directly or indirectly purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to any Person, except that the following shall be permitted:

          i. accounts receivable owned by the Borrower and its Subsidiaries, if created in the ordinary course of the business of the Borrower and its Subsidiaries and payable or dischargeable in accordance with customary trade terms;

          ii. loans and advances to the Borrower by any of its Subsidiaries and loans and advances evidenced by the Receivables Notes;

          iii. loans and advances made by the Borrower to its wholly-owned Subsidiaries to the extent that the Indebtedness of such Subsidiaries to the Borrower is permitted under SECTION 6.2(i)(a) hereof;

          iv. investments existing on the Tranche-B Closing Date and identified on SCHEDULE 6.8 hereof;

          v. a onetime contribution of assets constituting the technology set forth on SCHEDULE 1.1 hereto and the assets and infrastructure of the waste services line of business of Services to the Permitted Joint Venture on terms and subject to documentation reasonably satisfactory to the Agent, PROVIDED that no such contribution or investment shall be permitted hereunder unless immediately before and immediately after the making of such contribution or investment no Default or Event of Default shall have occurred and be continuing;

          vi. loans and advances by the Borrower and its Subsidiaries to their employees in the ordinary course of its business not exceeding $200,000 in the aggregate at any one time outstanding;

          vii. the Borrower and its Subsidiaries may acquire and hold Cash Equivalents;

          viii. capital contributions made by the Borrower to Receivableco pursuant to and in accordance with the terms of the Receivables Purchase Agreement;

                                       54.

          ix. loans made by the Borrower to Services the proceeds of which are contemporaneously used by Services to purchase capital assets; provided that such loan is evidenced by a promissory note substantially in the form of EXHIBIT C hereto (each, an "INTERCOMPANY ACQUISITION DEMAND NOTE") and PROVIDED FURTHER, that such note has been pledged and delivered to the Agent pursuant to the terms of the Pledge Agreement, indorsed in blank;

          x. acquisitions other than by Waste Services of capital stock or assets of other Persons for cash in an aggregate amount not to exceed $1,000,000 during any fiscal year of the Borrower; and

          xi. acquisitions other than Waste Services of capital stock or assets of other Persons the consideration for which consists solely of the common stock of the Borrower in an aggregate amount not to exceed $2,000,000 during any fiscal year of the Borrower.

     i. TRANSACTIONS WITH AFFILIATES. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate, other than on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would be obtainable at the time in a comparable arm's length transaction with a Person other than an Affiliate.

     j. LIMITATION ON VOLUNTARY PATENTS AND MODIFICATIONS OF CERTAIN DOCUMENTS. The Borrower shall not and shall not permit any of its Subsidiaries to, without the prior written consent of the Required Banks (a) make any sinking fund payment or voluntary or optional Payment or Prepayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) or exchange of any Indebtedness other than the Indebtedness hereunder and under the other Loan Documents, or (b) amend, modify or waive, or permit the amendment, modification or waiver of, any provision of any Receivables Note, any Receivables Agreement or any of the Receivables Facility Documents.

     k. CHANGES IN BUSINESS. The Borrower shall not, and shall not permit any of its Subsidiaries to (a) sell or otherwise dispose of any of their respective lines of business or (b) enter into any business which is different in any material respect from that conducted by the Borrower or such Subsidiary (other than in connection with the Permitted Joint Venture), as the case may be, on the Tranche-B Closing Date.

     l. CERTAIN RESTRICTIONS. The Borrower shall not, and shall not permit any of its Subsidiaries or any Person controlling the Borrower to, enter into any agreement which restricts the ability of the Borrower or any of its Subsidiaries to (a) enter into amendments, modifications or waivers of the Loan Documents, (b) sell, transfer or otherwise dispose of its assets, (c) create, incur, assume or suffer to exist any Lien upon any of its property, (d) create, incur, assume, suffer to exist or otherwise become liable with respect to any Indebtedness, or (e) pay any Dividend, provided that Capital Leases or agreements governing purchase money Indebtedness

                                       55.

which contain restrictions of the types referred to in clauses (b) or (c) with respect to the property covered thereby and restrictions contained in the Receivables Facility Documents shall be permitted.

     m. LEASE PAYMENTS. The Borrower shall not, and shall not permit any of its Subsidiaries to, incur, assume or suffer to exist, any obligation for payments under Operating Leases whether for real or personal or mixed property (including, without limitation, rental payments and payments of taxes thereunder), except that the Borrower and its Subsidiaries may incur rental payment obligations not to exceed in the aggregate during each fiscal year specified below the amount set forth opposite such fiscal year:


                 FISCAL YEAR                            AMOUNT
               1995                                    $7,200,000
               1996 and thereafter                     $7,900,000

     n. SALES AND LEASEBACKS. The Borrower shall not, and shall not permit any of its Subsidiaries to, become liable, directly or indirectly, with respect to any lease, whether an operating lease or a Capital Lease, of any property (whether real or personal or mixed) whether now owned or hereafter acquired,
(i) which the Borrower or such Subsidiary has sold or transferred or is to sell or transfer to any other Person, or (ii) which the Borrower or such Subsidiary intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by the Borrower or such Subsidiary to any other Person in connection with such Lease.

     o. PLANS. The Borrower shall not, nor shall it permit any member of its ERISA Controlled Group to, take any action which would increase the aggregate present value of the Unfunded Benefit Liabilities under all Plans to an amount in excess of $100,000.

     p. FISCAL YEAR; FISCAL QUARTER. Except as disclosed to the Agent and the Banks prior to the Tranche-B Closing Date, the Borrower shall not, and shall not permit any of its Subsidiaries to, change its fiscal year or any of its fiscal quarters.

     q. PROVIDENT. Notwithstanding anything contained in this Agreement or any Loan Document to the contrary, the Borrower shall not permit Provident to make, incur or suffer to exist and Indebtedness, Liens, loans, investments (other the Cash Equivalents) or acquisitions or otherwise enter into any transactions other than the provision of insurance to the Borrower and its Subsidiaries in the ordinary course of business and consistent with past practices.

     r. SOURCE OF REPAYMENT OF TRANCHE-B LOANS. The Borrower shall not, and shall not permit any of its Subsidiaries, whether directly or indirectly, to apply and proceeds of any loans advanced by the Receivableco Banks under the Receivables Facility to repay or prepay the Tranche-B Loans.

                                       56.

K.   EVENTS OF DEFAULT.

     a. EVENTS OF DEFAULT. Each of the following events, acts, occurrences or conditions shall constitute an Event of Default under this Agreement, regardless of whether such event, act, occurrence or condition is voluntary or involuntary or results from the operation of law or pursuant to or as a result of compliance by any Person with any judgment, decree, order, rule or regulation of any court or administrative or governmental body:

          i. FAILURE TO MAKE PAYMENTS. The Borrower shall default in the payment when due of any principal of the Loans, interest, Fees, including, without limitation, the payment of the deferred $150,000 Tranche-B Closing Fee when due, or other amounts owing hereunder.

          ii. FAILURE TO MAKE PAYMENTS DUE UNDER THE ENVIRONMENTAL ESCROW AGREEMENT. The Borrower fails to make the payment of $1,100,000 due from disbursements due under the Environmental Escrow Agreement on or prior to November 30, 1995.

          iii. BREACH OF REPRESENTATION OR WARRANTY. Any representation or warranty made by any Loan Party herein or in any other Loan Document or in any certificate or statement delivered pursuant hereto or thereto shall prove to be false or misleading in any material respect on the date as of which made or deemed made.

          iv.  BREACH OF COVENANTS.

            (1) The Borrower shall fail to perform or observe any agreement, covenant or obligation arising under SECTION 6 or SECTIONS 5.1(c), (e), (f) OR
(g), 5.4, 5.5 OR 5.9.

            (2) The Borrower shall fail to perform or observe any agreement, covenant or obligation contained herein (except for those contained in subsections (a), (b) and (c)(i), above), and such failure shall continue for five (5) Business Days.

            (3) Any Loan Party shall fail to perform or observe any agreement, covenant or obligation arising under any provision of the Loan Documents other than this Agreement, which failure shall continue after the end of the applicable grace period, if any, provided therein.

          v. DEFAULT UNDER OTHER AGREEMENTS. Any Loan Party or any of their Subsidiaries shall default in the payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) of any amount owing in respect of any Indebtedness (other than the Obligations) in the aggregate principal amount of $100,000 or more; or any Loan Party or any of their Subsidiaries shall default in the performance or observance of any obligation or condition with respect to any such Indebtedness or any other event shall occur or condition exist, if the effect of such default, event or condition is to accelerate the maturity of any such Indebtedness or to permit (without regard to any required notice or lapse of time) the holder or holders thereof, or any trustee or agent for such holders, to accelerate the maturity of


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any such Indebtedness, or any such Indebtedness or portion thereof shall become or be declared to be due and payable prior to its stated maturity other than as a result of a regularly scheduled payment.

          vi. BANKRUPTCY, ETC. (i) Any Loan Party shall commence a voluntary case concerning itself under the Bankruptcy Code; or (ii) an involuntary case is commenced against any Loan Party and the petition is not controverted within ten
(10) days, or is not dismissed within thirty (30) days, after commencement of the case; or (iii) a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of any Loan Party or any Loan Party commences any other proceedings under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any Loan Party or there is commenced against any Loan Party any such proceeding which remains undismissed for a period of thirty
(30) days; or (iv) any order of relief or other order approving any such case or proceeding is entered; or (v) any Loan Party is adjudicated insolvent or bankrupt; or (vi) any Loan Party suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of thirty (30) days; or (vii) any Loan Party makes a general assignment for the benefit of creditors; or (viii) any Loan Party shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or (ix) any Loan Party shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or (x) any Loan Party shall by any act or failure to act consent to, approve of or acquiesce in any of the foregoing; or (xi) any corporate action is taken by any Loan Party for the purpose of effecting any of the foregoing.

          vii. ERISA. (i) Any Termination Event shall occur, or (ii) any Plan shall incur an "ACCUMULATED FUNDING DEFICIENCY" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived or (iii) the Borrower or a member of its ERISA Controlled Group shall have engaged in a transaction which is prohibited under Section 4975 of the Code or Section 406 of ERISA which could result in the imposition of liability in excess of $100,000 on the Borrower or any member of its ERISA Controlled Group, or (iv) the Borrower or any member of its ERISA Controlled Group shall fail to pay when due an amount which it shall have become liable to pay to the PBGC, any Plan or a trust established under Title IV of ERISA, or (v) a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that an ERISA Plan must be terminated or have a trustee appointed to administer any ERISA Plan, or (vi) the Borrower or a member of its ERISA Controlled Group suffers a partial or complete withdrawal from a Multiemployer Plan or is in "DEFAULT" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan, or (vii) a proceeding shall be instituted against the Borrower or any member of its ERISA Controlled Group to enforce Section 515 of ERISA, or (viii) any other event or condition shall occur or exist with respect to any Plan which could subject the Borrower or any member of its ERISA Controlled Group to any tax, penalty or other liability in excess of $100,000.

          viii. SECURITY DOCUMENTS. Any of the Security Documents shall for any reason cease to be in full force and effect, or shall cease to give the Agent the Liens, rights,

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

powers and privileges purported to be created thereby including, without limitation, a perfected first priority security interest in, and Lien on, all of the Collateral in accordance with the terms thereof (to the extent such perfection or priority is required by covenant, representation or otherwise by the terms of such Security Documents).

          ix. GUARANTY. The Guaranty or any provision thereof shall cease to be in full force and effect, or any Guarantor or any Person acting by or on behalf of any Guarantor shall deny or disaffirm all or any portion of such Guarantor's obligations under such Guaranty.

          x. CHANGE OF CONTROL ETC. A Person or a group of Persons acting in concert shall beneficially own and control at least a majority of the issued and outstanding shares of each class of capital stock of the Borrower entitled (without regard to the occurrence of any contingency) to vote for the election of members of the board of directors of the Borrower.

          xi. JUDGMENTS. One or more judgments or decrees in an aggregate amount of $100,000 or more shall be entered by a court or courts of competent jurisdiction against the Loan Parties (other than any judgment as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing) and (i) any such judgments or decrees shall not be stayed, discharged, paid, bonded or vacated within thirty (30) days or
(ii) enforcement proceedings shall be commenced by any creditor on any such judgments or decrees.

          xii. ENVIRONMENTAL MATTERS. (i) Any Environmental Claim shall have been asserted against any Loan Party or any Environmental Affiliate thereof which could reasonably be expected to have a Material Adverse Effect, (ii) any release, emission, discharge or disposal of any Material of Environmental Concern shall have occurred, and such event could form the basis of an Environmental Claim against any Loan Party or any Environmental Affiliate thereof which, if determined adversely, could have a Material Adverse Effect, or
(iii) any Loan Party or its Environmental Affiliate shall have failed to obtain any Environmental Approval Necessary for the management, use, control, ownership, or operation of its business, property or assets or any such Environmental Approval shall be revoked, terminated, or otherwise cease to be in full force and effect, in each case, if the existence of such condition could have a Material Adverse Effect.

          xiii. REGULATORY. Any refusal or failure of any governmental agency or instrumentality to issue or renew any Approval shall occur, or any forfeiture or revocation of any Approval shall occur, or any restrictions shall be placed on any Approval if such refusal, failure, forfeiture, revocation or restriction could reasonably be expected to have a Material Adverse Effect.

     b. RIGHTS AND REMEDIES. Upon the occurrence of any Event of Default described in SECTION 7.1(e), the Commitments shall automatically and immediately terminate and the unpaid principal amount of and any and all accrued interest on the Loans and any and all accrued Fees and other Obligations shall automatically become immediately due and payable, with all additional interest from time to time accrued thereon and without presentation, demand, or

                                       59.

protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by Borrower, and the obligation of each Bank to make any Loan hereunder shall thereupon terminate; and upon the occurrence and during the continuance of any other Event of Default, the Agent shall at the request, or may with the consent, of the Required Banks, by written notice to Borrower, (i) declare that the Commitments are terminated, whereupon the Commitments and the obligation of each Bank to make any Loan hereunder shall immediately terminate, and
(ii) declare the unpaid principal amount of and any and all accrued and unpaid interest on the Loans and any and all accrued Fees and other Obligations to be, and the same shall thereupon be, immediately due and payable with all additional interest from time to time accrued thereon and without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by Borrower.

L.   THE AGENT.

     a. APPOINTMENT. Each Bank, in its capacity as a Bank, and, if such Bank shall become an Interest Rate Provider, in its capacity as an Interest Rate Provider, and the Managing Agent hereby irrevocably designates and appoints Banque Paribas as the Agent of such Bank (in its capacity as a Bank and, if applicable, as an Interest Rate Provider) or the Managing Agent, as the case may be, under this Agreement and each of the other Loan Documents and each Bank hereby appoints Banque Nationale de Paris as the Managing Agent of such Bank under this Agreement, and each such Bank and the Managing Agent irrevocably authorizes Banque Paribas as the Agent for it, to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and each other Loan Document, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, neither the Agent nor the Managing Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent or Managing Agent shall be read into this Agreement or otherwise exist against the Agent or Managing Agent. The provisions of this
SECTION 8 are solely for the benefit of the Agent, the Managing Agent and the Banks and no Loan Party shall have any rights as a third party beneficiary or otherwise under any of the provisions hereof. In performing its functions and duties hereunder and under the other Loan Documents, the Agent shall act solely as the agent of the Banks and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any Loan Party or any of their respective successors and assigns.

     b. DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement or the other Loan Documents by or through agents (including the Managing Agent) or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to

                                       60.

such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     c. EXCULPATORY PROVISIONS. The Agent shall not be (i) liable for any action lawfully taken or omitted to be taken by it or any Person described in
SECTION 8.2 under or in connection with this Agreement or any other Loan Document (except for its gross negligence or willful misconduct), or
(ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by any Loan Party contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Loan Document or for any failure of any Loan Party to perform their obligations hereunder or thereunder. The Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party. This Section is intended solely to govern the relationship between the Agent, on the one hand, and the Banks, on the other.

     d. RELIANCE BY AGENT. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any Loan Party), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless the Agent shall have received an executed Transfer Supplement in respect thereof. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all future holders of the Notes.

     e. NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has received notice from a Bank or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "NOTICE OF DEFAULT." In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Banks; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with

                                       61.

respect to such Default or Event of Default as the Agent shall deem advisable and in the best interests of the Banks.

     f. NON-RELIANCE ON AGENT AND OTHER BANKS. Each Bank expressly acknowledges that neither the Agent, nor any of its officers, directors, employees, agents, attorneys in fact or affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including, without limitation, any review of the affairs of any Loan Party, shall be deemed to constitute any representation or warranty by the Agent. Each Bank represents and warrants to the Agent that it has, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Loan Parties and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, prospects, financial and other condition and creditworthiness of the Loan Parties. Except for notices, reports and other documents expressly required under the Loan Documents to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, prospects, financial and other condition or creditworthiness of the Loan Parties which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

     g. INDEMNIFICATION. The Banks agree to indemnify the Agent and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Loan Parties and without limiting the obligation of the Loan Parties to do so), ratably according to their Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for the Agent or such Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Agent or such Person shall be designated a party thereto that may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Agent or such Person as a result of, or arising out of, or in any way related to or by reason of, any of the Loans or the execution, delivery or performance of any Loan Document (but excluding any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Agent or such Person as finally determined by a court of competent jurisdiction).

     h. AGENT IN ITS INDIVIDUAL CAPACITY. The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Loan Parties as though the Agent were not the Agent hereunder. With respect to Loans made or renewed by it

                                       62.

and any Note issued to it, the Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Agent, and the terms "BANK" and "BANKS" shall include the Agent in its individual capacity.

     i. SUCCESSOR AGENT. The Agent may resign as Agent upon thirty (30) days' notice to the Borrower and the Banks. If the Agent shall resign as Agent under this Agreement, then the Required Banks during such thirty (30) day period shall, after consultation in good faith with the Borrower, appoint from among the Banks a successor agent, whereupon such successor agent shall, with the consent of the Borrower succeed to the rights, powers and duties of the Agent and the term "AGENT" shall mean such successor agent, effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes.
After any retiring Agent's resignation hereunder as Agent, the provisions of this SECTION 8 and SECTION 9.1 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. The Managing Agent may resign as Managing Agent at any time. Upon such resignation, no successor Managing Agent shall be appointed.

M.   MISCELLANEOUS.

     a.   PAYMENT OF EXPENSES, INDEMNITY, ETC.  The Borrower shall:

          i. whether or not the transactions hereby contemplated are consummated, pay all out-of-pocket costs and expenses of the Agent in connection with the negotiation, preparation, execution and delivery of the Loan Documents and the documents and instruments referred to herein and therein, the creation, perfection or protection of the Agent's Liens in the Collateral (including, without limitation, fees and expenses for title and lien searches and filing and recording fees), and any amendment, waiver or consent relating to any of the Loan Documents (including, without limitation, as to each of the foregoing, the fees and disbursements of Cooley Godward Castro Huddleson & Tatum special counsel to the Agent and any other attorneys retained by the Agent and allocated costs of internal counsel) and of the Agent and each Bank in connection with the preservation of rights under, and enforcement of, the Loan Documents and the documents and instruments referred to therein or in connection with any restructuring or rescheduling of the Obligations (including, without limitation, the fees and disbursements of counsel for the Agent and for each of the Banks);

          ii. pay, and hold the Agent and each of the Banks harmless from and against, any and all present and future documentary, stamp, excise and other similar taxes with respect to the foregoing matters and hold the Agent and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and

          iii. indemnify the Agent and each Bank, its officers, directors, employees, representatives and agents (each an "INDEMNITEE") from, and hold each of them harmless against,

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

any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitee in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, asserted against or incurred by any Indemnitee as a result of, or arising out of, or in any way related to or by reason of, (i) any of the Loans or the execution, delivery or performance of any Loan Document, (ii) any violation by any Loan Party or its Environmental Affiliate of any applicable Environmental Law, (iii) any Environmental Claim arising out of the management, use, control, ownership or operation of property or assets by any of the Loan Parties or any of their Environmental Affiliates, including, without limitation, all on-site and off-site activities involving Materials of Environmental Concern, (iv) the breach of any environmental representation or warranty set forth in
SECTION 4.17, (v) the grant to the Agent and the Banks of any Lien in any property or assets of any of the Loan Parties or any stock or other equity interest in any of the Loan Parties, and (vi) the exercise by the Agent and the Banks of their rights and remedies (including, without limitation, foreclosure) under any agreements creating any such Lien (but excluding, as to any Indemnitee, any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements incurred solely by reason of the gross negligence or willful misconduct of such Indemnitee as finally determined by a court of competent jurisdiction). The Borrower's obligations under this Section shall survive the termination of this Agreement and the payment of the Obligations.

     b. RIGHT OF SETOFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Loan Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of any Loan Party against and on account of the Obligations of the Loan Parties to such Bank under this Agreement or under any of the other Loan Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to SECTION 9.4, and all other claims of any nature or description arising out of or connected with this Agreement or any other Loan Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

     c. NOTICES. Except as otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile, telex, or cable communication), and shall be deemed to have been duly given or made when delivered by hand, or five
(5) days after being deposited in the United States mail, postage prepaid, or, in the case of telex notice, when sent, answerback received, or, in the case of

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

facsimile notice, when sent and confirmed, or, in the case of a nationally recognized overnight courier service, one (1) Business Day after delivery to such courier service, addressed, in the case of each party hereto, at its address specified opposite its signature below or on the appropriate Transfer Supplement, or to such other address as may be designated by any party in a written notice to the other parties hereto, provided that notices and communications to the Agent shall not be effective until received by the Agent.

     d.   SUCCESSORS AND ASSIGNS; PARTICIPATION; ASSIGNMENTS.

          i. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Banks, the Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Bank. No Bank may participate, assign or sell any of its Credit Exposure (as defined in clause (b) below) except as required by operation of law, in connection with the merger, consolidation or dissolution of any Bank or as provided in this SECTION 9.4.

          ii. PARTICIPATION. Any Bank may at any time sell to one or more Persons (each a "PARTICIPANT") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment of such Bank and or any other interest of such Bank hereunder (in respect of any such Bank, its "CREDIT EXPOSURE"). Notwithstanding any such sale by a Bank of participating interests to a Participant, such Bank's rights and obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement (except as expressly provided below), and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. The Borrower agrees that if any Obligations are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence and during the continuance of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or any Note, provided that such right of setoff shall be subject to the obligations of such Participant to share with the Banks, and the Banks agree to share with such Participant, as provided in SECTION 9.7. The Borrower also agrees that each Participant shall be entitled to the benefits of SECTIONS 2.9,
2.10 and 2.11, provided that no Participant shall be entitled to receive any greater amount pursuant to such sections than the transferor Bank would have been entitled to receive in respect of the amount of the participating interest transferred by such transferor Bank to such Participant had no such transfer occurred. Each Bank agrees that any agreement between such Bank and any such Participant in respect of such participating interest shall not restrict such Bank's right to agree to any amendment, supplement, waiver or modification to this Agreement or any other Loan Document, except where the result of any of the foregoing would be to extend the final maturity of any Obligation or any regularly scheduled installment thereof or reduce the rate or extend the time of payment of interest thereon or reduce

                                       65.

the principal amount thereof or release all or substantially all of the Collateral (except as expressly provided in the Loan Documents).

          iii. ASSIGNMENTS. Any Bank may, in the ordinary course of its business and in accordance with applicable law, at any time assign to any Bank or any affiliate thereof or, with the consent of the Agent, to any other Person (each an "ASSIGNEE") all or any part of its Credit Exposure in a minimum principal amount of $1,875,000. The Borrower, the Agent and the Banks agree that to the extent of any assignment under this Agreement the Assignee shall be deemed to have the same rights and benefits under the Loan Documents and the same rights of setoff and obligation to share pursuant to SECTION 9.7 as it would have had if it were a Bank hereunder; provided that the Borrower and the Agent shall be entitled to continue to deal solely and directly with the assignor Bank in connection with the interests so assigned to the Assignee unless and until such Assignee becomes a Purchasing Bank pursuant to clause (d) below.

          iv. ASSIGNMENTS TO PURCHASING BANKS. Any Bank may at any time and from time to time assign to one or more Persons ("PURCHASING BANKS") all or any part of its Credit Exposure in a minimum principal amount of $1,875,000 pursuant to a supplement to this Agreement, substantially in the form of EXHIBIT D hereto (a "TRANSFER SUPPLEMENT"), executed by such Purchasing Bank, such transferor Bank and the Agent. Upon (i) such execution of such Transfer Supplement,
(ii) delivery of an executed copy thereof to the Borrower and the Agent and
(iii) payment by such Purchasing Bank to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Purchasing Bank, such transferor Bank shall be released from its obligations hereunder to the extent of such assignment and such Purchasing Bank shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Banks or the Agent shall be required. Such Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank as a Bank and the resulting adjustment of the Commitments, if any, arising from the purchase by such Purchasing Bank of all or a portion of the Credit Exposure of such transferor Bank. Promptly after the consummation of any transfer to a Purchasing Bank pursuant hereto the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that a replacement Note is issued to such transferor Bank and a new Note is issued to such Purchasing Bank, in each case in principal amounts reflecting such transfer. Further, upon the consummation of any transfer to a Purchasing Bank, the transferor Bank agrees to supplement SCHEDULE 1 to show the date of such transfer, the transferor Bank, the Purchasing Bank, the Purchasing Bank's address for notice purposes and the amount of the Commitments so transferred.

          v. DISCLOSURE OF INFORMATION. The Borrower authorizes each Bank to disclose to any Participant, Assignee or Purchasing Bank (each, a "TRANSFEREE") and any prospective Transferee any and all financial and other information in such Bank's possession concerning the Borrower which has been delivered to such Bank by the Borrower pursuant to this Agreement or which has been delivered to such Bank by the Borrower in connection with such Bank's credit evaluation of the Borrower prior to entering into this Agreement provided that

                                       66.

such Transferee or prospective Transferee agrees to use its best efforts to maintain the confidentiality of any non-public information delivered to it unless otherwise compelled by legal process (it being understood that it may share such non-public information with its officers, agents, attorneys, regulators and advisors).

     e. AMENDMENTS AND WAIVERS. Neither this Agreement, any Note, any other Loan Document to which the Borrower is a party nor any terms hereof or thereof may be amended, supplemented, modified or waived except in accordance with the provisions of this Section. The Required Banks and the Borrower may, from time to time, enter into written amendments, supplements, modifications or waivers for the purpose of adding, deleting, changing or waiving any provisions to this Agreement, the Notes, or the other Loan Documents to which the Borrower is a party, provided that no such amendment, supplement, modification or waiver shall
(a) extend either the Maturity Date or any installment or required prepayment of any Obligations or reduce the rate or extend the time of payment of interest on any Obligations, or reduce the principal amount of any Obligations or reduce any fee payable to the Banks hereunder, or release all or any substantial portion of the Collateral (except as expressly contemplated by the Loan Documents) or change the amount of any Commitment of any Bank, or amend, modify or waive any provision of this SECTION 9.5 or the definition of Required Banks, or consent to or permit the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or any other Loan Document, in each case without the written consent of all the Banks, or (b) amend, modify or waive any provision of SECTION 8 or any other provision of any Loan Document if the effect thereof is to affect the rights or duties of the Agent, without the written consent of the then Agent. Any such amendment, supplement, modification or waiver shall apply to each of the Banks equally and shall be binding upon the Borrower, the Banks, the Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the Banks and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

     f. NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Agent or any Bank or any holder of a Note in exercising any right, power or privilege hereunder or under any other Loan Document and no course of dealing between any Loan Party and the Agent or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof of the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Agent or any Bank or the holder of any Note would otherwise have. No notice to or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent, the Banks or the holder of any Note to any other or further action in any circumstances without notice or demand.

                                       67.

     g. SHARING OF PAYMENTS. Each of the Banks agrees that if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents, or otherwise) which is applicable to the payment of any Obligations, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in such Obligations owing to such Banks in such amount as shall result in a proportional participation by all of the Banks in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

     h.   GOVERNING LAW; SUBMISSION TO JURISDICTION.

          i. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

          ii. Any legal action or proceeding with respect to this Agreement or any other Loan Document and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts and appellate courts from any thereof. The Borrower irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, the Borrower at its address set forth opposite its signature below. To the extent permitted by law, the Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Agent, any Bank or any holder of a Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

     i. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

                                       68.

     j. EFFECTIVENESS. This Agreement shall become effective on the date on which all of the parties hereto shall have signed a counterpart hereof and shall have delivered the same to the Agent which delivery, in the case of the Banks, may be given to the Agent by telecopy (with the originals delivered promptly to the Agent via overnight courier service).

     k. HEADINGS DESCRIPTIVE. The headings of the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     l. MARSHALLING; RECAPTURE. Neither the Agent nor any Bank shall be under any obligation to marshall any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations. To the extent any Bank receives any payment by or on behalf of any Loan Party, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to such Loan Party or its estate, trustee, receiver, custodian or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of such Loan Party to such Bank as of the date such initial payment, reduction or satisfaction occurred.

     m. SEVERABILITY. In case any provision in or obligation under this Agreement or the Notes or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not an any way be affected or impaired thereby.

     n. SURVIVAL. All indemnities set forth herein including, without limitation, in SECTIONS 2.9, 2.10, 2.12, 8.7 and 9.1 shall survive the execution and delivery of this Agreement and the Notes and the making and repayment of the Loans hereunder.

     o. DOMICILE OF LOANS. Each Bank may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Bank.

     p. LIMITATION OF LIABILITY. No claim may be made by any Loan Party or any other Person against the Agent or any Bank or the Affiliates, directors, officers, employees, attorneys or agent of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Loan Document, or any act, omission or event occurring in connection therewith; and each Loan Party hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

     q. CALCULATIONS; COMPUTATIONS. The financial statements to be furnished to the Agent and the Banks pursuant hereto shall be made and prepared in accordance with GAAP

                                       69.

consistently applied throughout the periods involved and consistent with GAAP as used in the preparation of the financial statements referred to in SECTION 4.5, and, except as otherwise specifically provided herein, all computations determining compliance with SECTION 6.1 hereof shall utilize GAAP.

     r. WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE BORROWER, THE AGENT, THE MANAGING AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY MATTER ARISING HEREUNDER OR THEREUNDER.

     s. WASHINGTON NOTICE. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

                                       70.

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to executive and deliver this Agreement as of the date first above written.

                                        VECTRA TECHNOLOGIES, INC.


                                        By:
                                           ------------------------------------
                                        Title:    Chief Financial Officer

                                        Notice Address:

                                        1010 S. 336th Street, Suite 220
                                        Federal Way, WA  98003

                                        Attn:     Lynne Heitman


                                        BANQUE PARIBAS, as Agent and as a Bank


                                        By:
                                           ------------------------------------
                                        Title:


                                        By:
                                           ------------------------------------
                                        Title:

                                        Notice Address:

                                        101 California Street, Suite 3150
                                        San Francisco, CA  94111

                                        Attn:     Robert N. Pinkerton

                                       71.

                                        BANQUE NATIONALE DE PARIS,
                                        as Managing Agent and as a Bank


                                        By:
                                           ------------------------------------
                                        Title:


                                        By:
                                           ------------------------------------
                                        Title:

                                        Notice Address:

                                        499 Park Avenue
                                        New York, NY  10022

                                        Attn:     Richard Cushing

                                       72.

                                   SCHEDULE 1
                               TO CREDIT AGREEMENT

                              BANKS AND COMMITMENTS

         TRANCHE-A
         NAME OF BANK                               COMMITMENT

     Banque Paribas                                 $1,607,221

          Domestic Lending Office and
          Eurodollar Lending Office:

          2029 Century Park East, Suite 3900
          Los Angeles, CA  90067

     Banque Nationale de Paris                      $1,607,221

          Domestic Lending Office and
          Eurodollar Lending Office:

          499 Park Avenue, 7th Floor
          New York, NY  10022


         TRANCHE-B
         NAME OF BANK                               COMMITMENT

     Banque Paribas                                 $1,500,000

          Domestic Lending Office and
          Eurodollar Lending Office:

          2029 Century Park East, Suite 3900
          Los Angeles, CA  90067

     Banque Nationale de Paris                      $1,500,000

          Domestic Lending Office and
          Eurodollar Lending Office:

          499 Park Avenue, 7th Floor
          New York, NY  10022